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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
Qwest Communications International Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2005

Dear Stockholder,

        I am very pleased to invite you to the 2005 Annual Meeting of Stockholders of Qwest Communications International Inc. The meeting will be held in the Seawell Grand Ballroom of the Denver Center for the Performing Arts, 1050 13th Street, Denver, Colorado 80204, on Tuesday, May 24, 2005, starting at 10 a.m. (local time). If you plan to attend the meeting in person, please call 888-858-7914 or register online at www.qwest.com/stockholder2005 by May 23, 2005.

        Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement.

        Your vote is important. On behalf of your Board of Directors, I urge you to vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy or voting instruction card, even if you plan to attend the meeting. Mailing your completed proxy or voting instruction card, or using our telephone or Internet voting systems, will not prevent you from voting in person at the meeting if you are a record holder and wish to do so.

        We look forward to greeting you personally at the meeting.

Sincerely,

Richard C. Notebaert Chairman and Chief Executive Officer

DRIVING DIRECTIONS AND PARKING INFORMATION FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

The Seawell Grand Ballroom
The Denver Center for the Performing Arts
1050 13th Street
Denver, CO 80204

DRIVING DIRECTIONS		PARKING
From Denver International Airport:		There is a parking garage at the Denver
•	From the airport terminal go west on Pena Blvd.	Performing Arts Complex with entrances
•	From Pena Blvd. merge onto I-70 west	off Arapahoe Street and 13th Street. There
•	Take the I-25 south exit toward Colorado Springs	is also a parking garage across the street at
•	Take exit 212A south onto Speer Blvd	the Colorado Convention Center that
•	Turn sharp left onto Arapahoe Street	connects to the Complex by a pedestrian
•	Turn right onto 13th Street	bridge over Champa Street.
From Northbound I-25		To avoid parking concerns, there is a Light
•	Take I-25 north to Exit 210C for the Auraria Parkway	Rail stop at the Colorado Convention
•	Turn right onto Speer Blvd	Center across the street from the Complex.
•	Turn sharp left onto Arapahoe Street
•	Turn right onto 13th Street

QWEST COMMUNICATIONS INTERNATIONAL INC.
1801 CALIFORNIA STREET
DENVER, COLORADO 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2005

        To the Stockholders of Qwest Communications International Inc.:

        The 2005 Annual Meeting of Stockholders of Qwest Communications International Inc., a Delaware corporation, will be held in the Seawell Grand Ballroom of the Denver Center for the Performing Arts, 1050 13th Street, Denver, Colorado 80204, on Tuesday, May 24, 2005, starting at 10 a.m. (local time).

        Only stockholders of record on March 28, 2005 are entitled to notice of and to vote at the meeting and at any adjournment or postponement that may take place. At the meeting we plan to:

  1.
  Elect three directors to the Board of Directors to hold office until the annual meeting of stockholders in 2006 and until their successors are elected and qualified;

  2.
  Ratify the appointment of KPMG LLP as our independent auditor for 2005;

  3.
  Consider three stockholder proposals, if properly presented; and

  4.
  Transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

        Our Board of Directors recommends that you vote FOR the election of the director nominees named in this proxy statement and the ratification of the appointment of KPMG LLP as our independent auditor for 2005 (FOR ITEMS 1 and 2) and AGAINST each of the other proposals (AGAINST ITEMS 3-5).

        We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy or voting instruction card, even if you plan to attend the meeting. Mailing your completed proxy or voting instruction card, or using our telephone or Internet voting systems, will not prevent you from voting in person at the meeting if you wish to do so.

By Order of the Board of Directors

Richard N. Baer Executive Vice President, General Counsel and Corporate Secretary

Denver, Colorado
April 6, 2005

QWEST COMMUNICATIONS INTERNATIONAL INC.
1801 CALIFORNIA STREET
DENVER, COLORADO 80202

PROXY STATEMENT

GENERAL

        We are sending you this proxy statement as part of a solicitation by the Board of Directors of Qwest Communications International Inc. for use at our 2005 Annual Meeting of Stockholders and at any adjournment or postponement that may take place. We will hold the meeting in the Seawell Grand Ballroom of the Denver Center for the Performing Arts, 1050 13th Street, Denver, Colorado 80204, on Tuesday, May 24, 2005, starting at 10 a.m. (local time).

        We are mailing this proxy statement and accompanying proxy or voting instruction card on or about April 14, 2005 to all of our stockholders entitled to vote at the meeting. Unless the context otherwise requires, the terms "us," "we," and "our" include Qwest Communications International Inc. and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE MEETING

Q:
Why am I receiving these materials?

A:
The Board is providing these proxy materials to you in connection with the 2005 Annual Meeting of Stockholders, which will take place on Tuesday, May 24, 2005. As a stockholder on the record date for the meeting, you are invited to attend the meeting and are entitled to and requested to vote on the matters described in this proxy statement.

Q:
What information is contained in these materials?

A:
This proxy statement includes information on the nominees for director and the other matters to be voted on at the meeting. The proxy statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:
What can I vote on at the meeting?

A:
There are five matters scheduled to be voted on at the meeting:

(1)
The election of three directors to our Board to hold office until the annual meeting of stockholders in 2006 and until their successors are elected and qualified;

(2)
Ratification of the appointment of KPMG LLP as our independent auditor for 2005;

(3)
A stockholder proposal requesting that we adopt a policy that all members of certain committees of the Board of Directors shall be independent under a definition of "independence" adopted by the Council of Institutional Investors;

(4)
A stockholder proposal requesting that we seek stockholder approval of certain benefits for senior executives under our non-qualified pension plan or any supplemental executive retirement plan; and

(5)
A stockholder proposal requesting that we adopt a policy whereby, in the event of a substantial restatement of financial results, our Board of Directors shall review certain performance-based compensation made to executive officers and pursue legal remedies to recover such compensation to the extent that the restated results do not exceed original performance targets.

The stockholder proposals will only be voted on if properly presented at the meeting.

Q:
How does the Board recommend that I vote on each of the matters?

A:
Our Board of Directors recommends that you vote FOR each of the director nominees and the ratification of the appointment of KPMG LLP as our independent auditor for 2005 (FOR ITEMS 1 and 2) and AGAINST each of the other proposals (AGAINST ITEMS 3-5) .

Q:
What classes of shares are entitled to be voted?

A:
Each share of our common stock outstanding on March 28, 2005 (the "Record Date") is entitled to one vote on each of the items being voted on at the meeting. On the Record Date, we had 1,817,102,653 shares of common stock outstanding. We have no other shares of stock outstanding.

Q:
What shares can I vote?

A:
You can vote all the shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee or, if you are a current or former employee of Qwest, shares held on your behalf pursuant to our 401(k) plan or Employee Stock Purchase Plan, or ESPP.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

If your shares are registered in your name with our transfer agent, The Bank of New York, you are considered a stockholder of record with respect to those shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

  Beneficial Owner

If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in "street name") or through the 401(k) plan or ESPP, you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. (Note that signed proxies are not available for shares held through the 401(k) plan. If you hold shares through the 401(k) plan, you must vote those shares as provided below.) Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

Q:
How do I cast my vote?

A:
If you are a record holder, there are three ways that you can cast your vote:

(1)
You can sign and date each proxy card that you receive and return it in the prepaid envelope that comes with the proxy card.

  (2)
  You can vote through the Internet or telephone voting systems, more fully described on your proxy card. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

  (3)
  You can vote in person at the meeting. Remember, however, if you are the beneficial owner, and not the stockholder of record (i.e. you own shares through the 401(k) plan and/or ESPP, or with a broker, bank or nominee), you must vote your shares by the deadline indicated on your voting instruction card or you must notify your broker, bank or other nominee and obtain a signed proxy from the stockholder of record giving you the right to vote the shares in person at the meeting. (Note that signed proxies are not available for shares held through the 401(k) plan. If you hold shares through the 401(k) plan, you must vote those shares as provided below.)

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a record holder, you can revoke your proxy or change any votes you cast by mail or via the telephone or Internet voting systems. To do this, you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office at 1801 California Street, Denver, Colorado 80202; (2) execute and deliver a later dated proxy; or (3) cast a later vote using the telephone or Internet voting systems. Alternatively, you can attend the meeting and vote in person. If you are the beneficial owner, and not the stockholder of record, please follow the instructions sent to you by your broker, bank or other nominee.

Q:
How do I vote Qwest shares held on my behalf pursuant to Qwest's 401(k) plan?

A:
If you are a participant in our 401(k) plan, you are entitled to instruct the trustee, State Street Bank and Trust Company, how to vote the shares allocated to your account. If you do not instruct State Street Bank and Trust how to vote your shares by completing and returning the voting instruction card or pursuant to the telephone or Internet voting systems, the 401(k) plan provides for State Street Bank and Trust to vote your shares in the same proportion as the shares for which it receives instructions from all other participants, to the extent permitted under applicable law. If you sign the voting instruction card with no further instructions as to how to vote your shares, your shares will be voted in accordance with the recommendations of our Board (FOR all director nominees named in this proxy statement and the ratification of the appointment of KPMG LLP as our independent auditor for 2005, and AGAINST each of the other proposals). To allow sufficient time for our tabulator, Automatic Data Processing, Inc. ("ADP"), to process your voting instructions and State Street Bank and Trust to vote, your voting instructions must be received by ADP by May 19, 2005.

Plan participants may attend the annual meeting. However, participants' shares can only be voted as described above.

All stockholder meeting proxies, ballots and other voting materials (including information submitted through the telephone and Internet voting systems) that identify how an individual stockholder has voted will be kept confidential.

Q:
What does it mean if I get more than one proxy or voting instruction card?

A:
It means that you hold shares registered in more than one account. Sign and return all proxies and/or voting instruction cards or vote using the telephone or Internet voting system for each proxy and voting instruction card that you receive to ensure that all of your shares are voted.

Q:
What is the quorum requirement for the meeting?

A:
For a "quorum" to exist at the meeting, stockholders holding a majority of the votes entitled to be cast by the stockholders entitled to vote generally must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

Q:
What is the voting requirement to approve each of the matters?

A:
In the election of directors, the three persons receiving the highest number of votes will be elected. For each of the other matters, approval will require the affirmative vote of stockholders holding a majority of those shares present (in person or by proxy) and entitled to vote on the matter. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes (as described in the answer to the prior question) with respect to certain matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered as being entitled to vote on that proposal.

Q:
How can I vote on each of the matters?

A:
In the election of directors, you may vote FOR all of the nominees, or your vote may be WITHHELD with respect to one or more of the nominees. For the other matters, you may vote FOR or AGAINST the matter, or you may indicate that you wish to ABSTAIN from voting on the matter.

Q:
How will the votes be counted?

A:
Your shares of common stock will be voted according to your directions on the proxy or voting instruction card or as you direct pursuant to the telephone or Internet voting systems. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our Board (FOR all director nominees named in the proxy statement and the ratification of the appointment of KPMG LLP as our independent auditor for 2005, and AGAINST each of the other proposals). If you ABSTAIN from voting on any of the stockholder proposals, it will have the same effect as a vote AGAINST that proposal. If you hold shares in our 401(k) plan and do not instruct State Street Bank and Trust how to vote your shares by completing and returning the voting instruction card or pursuant to the telephone or Internet voting systems, the 401(k) plan provides for State Street Bank and Trust to vote your shares in the same proportion as the shares for which it receives instructions from all other participants, to the extent permitted under applicable law. If you sign the voting instruction card with no further instructions as to how to vote your shares, your shares will be voted in accordance with the recommendations of our Board (FOR all director nominees named in this proxy statement and the ratification of the appointment of KPMG LLP as our independent auditor for 2005, and AGAINST each of the other proposals). If you hold shares in our ESPP, but do not return a voting instruction card or otherwise vote by Internet, telephone or at the meeting, the plan administrator may vote your shares in its discretion.

Q:
Who will count the votes?

A:
We have appointed ADP to act as the inspector of election for the meeting. We believe that ADP will use procedures that are consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. ADP will separately tabulate all votes FOR and AGAINST each matter, all votes WITHHELD in the election of directors, all abstentions and all broker non-votes.

Q:
Who can attend the meeting?

A:
All stockholders as of the Record Date can attend. One cut-out admission ticket is included at the top of each proxy card delivered to stockholders of record, which you must bring with you to be admitted to the meeting. If you are a stockholder of record and you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record on the Record Date and bring proof of identification. If you hold your shares through a stockbroker, bank or other nominee, you will need to bring a copy of the voting instruction card or you will need to provide proof of identification and proof of ownership by bringing a copy of a brokerage or bank statement showing your share ownership as of the Record Date.

Q:
How will voting on any other business be conducted?

A:
We do not expect any matters to be presented for a vote at the meeting, other than the five matters described in the proxy statement. If you grant a proxy, either of the officers named as proxy holders, Richard C. Notebaert and Richard N. Baer, or their nominees or substitutes, will have the discretion to vote your shares, except for shares held in the 401(k) plan, on any additional matters that are properly presented for a vote at the meeting and at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

Q:
May I propose actions for consideration at next year's meeting of stockholders?

A:
Yes. For your proposal to be considered for inclusion in our proxy statement for next year's meeting, we must receive your written proposal no later than December 7, 2005. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with Securities and Exchange Commission, or SEC, regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

Similarly, in order for you to raise a proposal (including a director nomination) from the floor during next year's meeting, we must receive a written notice of the proposal no later than December 7, 2005, and it must contain the additional information required by our Amended and Restated Bylaws. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then we must receive your written proposal at least 150 days before the date of next year's meeting in order for the proposal to be timely. You may obtain a complete copy of our Amended and Restated Bylaws by submitting a written request to our Corporate Secretary at our principal executive office or by accessing our website at www.qwest.com/about/investor/governance.

Q:
Can I receive next year's meeting proxy statement and Annual Report online?

A:
Yes. Our proxy statement and Annual Report will be available online. In addition, all stockholders who have active email accounts and Internet access may sign up for electronic delivery of stockholder materials. To enroll in electronic delivery, go to www.qwest.com/about/investor and click on "Electronic Enrollment." If you have multiple registered or beneficial accounts, you need to submit an enrollment for each account. If you elect to view the proxy statement and Annual Report on the Internet, we will not mail you paper copies of these documents next year. Your enrollment in the online program will remain in effect as long as your account remains active or until you cancel it.

Q:
Who is paying for this proxy solicitation?

A:
We will pay the cost of soliciting the proxies. We have also hired The Altman Group, Inc. to assist us in the solicitation of proxies. We will pay The Altman Group a fee of $9,500 plus expenses. In addition, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by officers, directors and regular employees, who will not be paid any additional compensation for such activities. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Householding of Proxy Materials

        In a further effort to reduce printing costs and postage fees, we have adopted a practice called "householding" for beneficial owners of our stock. Under this practice, beneficial owners who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these people notifies us that he or she wishes to continue to receive individual copies. Beneficial owners who participate in householding will continue to receive separate proxy or voting instruction cards.

        If you share an address with another stockholder and receive only one set of proxy materials and would like to request a separate copy of these materials, please: (1) call our Investor Relations department at 1-800-567-7296; (2) send an e-mail message to investor.relations@qwest.com; or (3) mail your request to Qwest Communications International Inc., 1801 California Street, 51st Floor, Denver, Colorado 80202, Attn: Investor Relations. Additional copies of the proxy materials will be sent within 15 days after receipt of your request. Similarly, you may also contact us through any of these methods if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

        The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of March 28, 2005 (except where another date is indicated) by:

  •
  each person known by us to beneficially own more than five percent of our common stock;

  •
  each director and nominee for director;

  •
  each of the named executive officers listed in the Summary Compensation Table on page 21 of this proxy statement; and

  •
  all of our directors and executive officers as a group.

        The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. Unless otherwise indicated, the business address of each person shown below is 1801 California Street, Denver, Colorado 80202.

Name	Address	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)
5% Owners
Philip F. Anschutz, Director	555 Seventeenth Street Denver, CO 80202	300,428,004	(3)	16.5%
Investment Adviser Subsidiaries of Legg Mason, Inc.	100 Light Street Baltimore, MD 21202	239,051,657	(4)	13.2%
Capital Research and Management Company	333 South Hope Street Los Angeles, CA 90071	199,815,000	(5)	11.0%
FMR Corp.	82 Devonshire Street Boston, MA 02109	130,583,084	(6)	7.2%
State Street Bank and Trust Company, Trustee	225 Franklin Street Boston, MA 02110	125,104,678	(7)	6.9%
Directors and Named Executive Officers
Richard C. Notebaert		4,183,565	(8)	*
Linda G. Alvarado		60,668	(9)	*
Charles L. Biggs		11,000	(10)	*
K. Dane Brooksher		15,000	(11)	*
Thomas J. Donohue		21,524	(12)	*
Cannon Y. Harvey		82,900	(13)	*
Peter S. Hellman		62,396	(14)	*
Vinod Khosla		8,744	(15)	*
Frank P. Popoff		108,915	(16)	*
Craig D. Slater		126,900	(17)	*
Oren G. Shaffer		1,529,861	(18)	*
Barry K. Allen		608,807	(19)	*
Richard N. Baer		1,056,382	(20)	*
Paula Kruger		162,607	(21)
Directors and executive officers as a group (17 persons)		309,878,617	(22)	17.0%

*
Less than one percent.

(1)
The number of shares beneficially owned by each entity, person, director or named executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power. Such persons are also deemed under the same rules to beneficially own any shares that they have the right to acquire as of March 28, 2005 or within 60 days from such date, through the exercise of stock options or other similar rights. The amounts shown also include, where applicable, shares of restricted stock and shares of stock held for the account of each person pursuant to Qwest's 401(k) and Employee Stock Purchase Plans. Unless otherwise indicated, each person has sole investment and voting power (or, under applicable marital property laws, shares such powers with his or her spouse) with respect to the shares set forth in the table above. Figures do not include phantom equity units that we credit to accounts for our non-employee directors, based on their election to defer their director's fees earned in a given year. As of March 28, 2005, the following phantom equity units had been credited to accounts for our non-employee directors: (a) Ms. Alvarado, 160,660; (b) Mr. Anschutz, 29,912; (c) Mr. Biggs, 25,220; (d) Mr. Brooksher, 24,303; (e) Mr. Donohue, 107,183; (f) Mr. Harvey, 111,622; (g) Mr. Hellman, 188,076; (h) Mr. Khosla, 76,106; (i) Mr. Popoff, 146,647; and (j) Mr. Slater, 125,896. Each phantom equity unit represents a value equivalent to one share of our common stock.

(2)
Ownership percentage is reported based on 1,817,102,653 shares of common stock outstanding on March 28, 2005, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of March 28, 2005 or within 60 days from such date, through the exercise of stock options or other similar rights.

(3)
Includes, as of March 28, 2005, (a) 283,208,000 shares deemed owned by Anschutz Company, a corporation wholly owned by Mr. Anschutz, (b) 17,200,000 shares held by Anschutz Family Investment Company LLC, of which Anschutz Company is the manager and a one percent equity owner, and (c) 20,000 shares held as custodian for Mr. Anschutz's children. Mr. Anschutz disclaims beneficial ownership of the 20,000 shares. Of the 283,208,000 shares shown as owned by Anschutz Company, 6,075,000 are subject to forward sale contracts pursuant to which Anschutz Company holds no investment control but could, under certain circumstances, reacquire voting power.

(4)
Beneficial ownership information is based on information contained in an Amendment to Schedule 13G filed with the SEC on February 15, 2005 by Legg Mason Funds Management, Inc. ("Legg Mason Funds"), Legg Mason Capital Management, Inc. ("Legg Mason Capital") and Legg Mason Focus Capital, Inc. ("Legg Mason Focus Capital"), as investment adviser subsidiaries of Legg Mason, Inc. According to the schedule, Legg Mason Funds beneficially owns 154,459,672 shares, over which it has shared voting and dispositive power, Legg Mason Capital beneficially owns 84,587,100 shares, over which it has shared voting and dispositive power, Legg Mason Focus Capital beneficially owns 4,885 shares, over which it has shared voting and dispositive power, and Legg Mason Value Trust, Inc., an investment company managed by Legg Mason Funds, beneficially owns 107,000,000, over which it has shared voting and dispositive power. According to an Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2004 by Legg Mason, Inc., beneficial ownership of the shares is not attributed to Legg Mason, Inc. as parent company of Legg Mason Funds and Legg Mason Capital.

(5)
Beneficial ownership information is based on information contained in an Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2005 by Capital Research and Management Company ("Capital") and The Growth Fund of America, Inc. ("The Growth Fund"). According to the schedule, Capital beneficially owns 199,815,000 shares, over which it has sole voting power with respect to 48,915,000 shares and sole dispositive power with respect to 199,815,000 shares, and The Growth Fund beneficially owns 117,900,000 shares, over which it has sole voting power and no dispositive power.

(6)
Beneficial ownership information is based on information contained in Amendment No. 4 to Schedule 13G filed with the SEC on February 14, 2005 by FMR Corp. on behalf of itself and affiliated persons and entities. The schedule contains the following information regarding beneficial ownership of the shares: (a) Fidelity Management & Research Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 129,007,741 shares. Edward C. Johnson III, FMR Corp. and the Fidelity funds each has sole power to dispose of the shares. Neither Edward C. Johnson III nor FMR Corp. has the sole power to vote or direct the voting of the shares owned by the Fidelity funds; such shares are voted by the Board of Trustees for the Fidelity funds; (b) Fidelity Management Trust Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 1,575,328 shares. Edward C. Johnson III and FMR Corp. each has sole power to dispose of the shares and sole power to vote or direct the voting of the shares; (c) Strategic Advisers, Inc. (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 15 shares. It has the sole power to dispose of the shares and sole power to vote or direct the voting of the shares; and (d) Members of the Edward C. Johnson III family own shares of stock of FMR Corp. representing approximately 49% of the voting power of FMR Corp., and Edward C. Johnson III and Abigail P. Johnson own 12.0% and 24.5%, respectively, of the aggregate outstanding voting stock of FMR Corp.

(7)
Beneficial ownership information is based on information contained in an amended Schedule 13G filed with the SEC on February 18, 2005 by State Street Bank and Trust Company ("State Street"), acting in various fiduciary capacities. Of the reported shares, State Street reports that it has sole voting power with respect to 48,463,221 shares, that it shares voting power with respect to 76,641,457 shares, that is has sole dispositive power with respect to 0 shares and that it shares dispositive power with respect to 125,104,678 shares. State Street expressly disclaims beneficial ownership of all reported shares.

(8)
Includes 3,981,250 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(9)
Includes 59,630 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(10)
Includes 10,000 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(11)
Includes 10,000 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(12)
Includes 19,750 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(13)
Includes 57,900 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(14)
Includes 59,630 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(15)
Includes 7,750 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(16)
Includes: (a) 20,000 shares owned as trustee for the Frank P. Popoff Revocable Living Trust, and (b) 64,818 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(17)
Includes 102,900 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(18)
Includes 1,525,000 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(19)
Includes 505,000 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(20)
Includes 1,054,750 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(21)
Includes 162,500 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date.

(22)
Includes 8,943,378 shares subject to options that are exercisable as of March 28, 2005 or within 60 days from such date by our directors and executive officers as a group. Includes 1,283,615 shares beneficially owned on March 28, 2005 by Clifford S. Holtz, who was one of our executive officers until April 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during and for the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with, except that on November 9, 2004 Paula Kruger filed late a Form 4 reporting an intra-plan transfer of money out of the Qwest Shares Fund of our 401(k) plan.

BOARD OF DIRECTORS

        Our Board is composed of a majority of directors who qualify as independent directors under the corporate governance standards for companies listed on the New York Stock Exchange, or the NYSE. In accordance with these rules, the Board committee structure includes audit, compensation and governance committees consisting entirely of independent directors.

        In determining independence, the Board affirmatively determines whether a director has a "material relationship" with Qwest that would compromise his or her independence from management. When assessing the "materiality" of a director's relationship with Qwest, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and, where applicable, the frequency and regularity of the services, and whether the services are being carried out at arm's length in the ordinary course of business. Material relationships can include commercial, consulting, charitable, familial and other relationships. Under Qwest's Guidelines on Significant Governance Issues, which are described below, a relationship is not material if, in the Board's judgment, it is not inconsistent with the independence criteria in the NYSE's listing standards and it does not compromise a director's independence from management.

        Applying these standards, the Board has determined that each of our non-employee directors qualifies as independent.

        Stockholders interested in communicating with our Board, including our non-employee directors as a group or our lead independent director, may do so by writing to our Corporate Secretary at our principal executive office at 1801 California Street, Denver, Colorado 80202. Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and copies of correspondence that, in the opinion of the Corporate

Secretary, is of significant importance to the functions of the Board or otherwise requires the Board's attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any such correspondence.

Meetings and Committees

        Our Board of Directors met 12 times and acted two times by unanimous written consent during 2004. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board held while he or she was a director and of each committee on which he or she served during the period in which the director served as a member of that committee. Though we do not have a formal policy regarding attendance by directors at annual stockholder meetings, such attendance is encouraged. In 2004, eight of our then-current directors attended the annual stockholders' meeting.

        On December 16, 2004, our Board amended and restated its Guidelines on Significant Governance Issues as well as the charters of the Audit Committee, the Compensation and Human Resources Committee and the Nominating and Governance Committee. On February 17, 2005, our Board further amended the Guidelines and the charter of the Compensation and Human Resources Committee. The Guidelines and the charters for the Audit Committee, the Compensation and Human Resources Committee and the Nominating and Governance Committee are available in the "Corporate Governance" section of our website: www.qwest.com/about/investor/governance. Copies of these documents are also available to any shareholder upon request. Pursuant to our revised Guidelines, our independent directors have chosen Frank P. Popoff as their lead independent director. Our non-employee directors meet regularly in executive session without any management personnel. Such sessions are chaired by the lead independent director.

        Our Board has the following standing committees:

        Audit Committee.    Under its current charter, which is attached as Annex A to this proxy statement, the Audit Committee, among other things:

  •
  is solely responsible for the appointment, compensation and oversight of the work of the independent public accountants;

  •
  pre-approves all auditing and non-auditing services to be performed by the independent public accountants;

  •
  engages in dialogue with the independent public accountants with respect to relationships or services that may impact the objectivity or adversely affect the independence of the independent public accountants;

  •
  reviews and discusses with management and the independent public accountants our annual and quarterly financial statements;

  •
  reviews the integrity, adequacy and effectiveness of our accounting and financial controls, both internal and external; and

  •
  monitors our compliance with laws, regulations and legal matters that may have a material effect on our financial statements.

        Our Audit Committee consists of Linda G. Alvarado, Charles L. Biggs, K. Dane Brooksher and Peter S. Hellman (Chairman). The Board has determined that each of the members of the Audit Committee is independent under Qwest's Guidelines on Significant Governance Issues (and therefore, independent within the meaning of the NYSE's listing standards) and the rules of the SEC, is qualified as an audit committee financial expert within the meaning of rules adopted by the SEC, and has accounting and related financial management expertise and is financially literate within the meaning of the listing standards of the NYSE. During 2004, the Audit Committee met 12 times and did not act by unanimous written consent.

        Compensation and Human Resources Committee.    Under its current charter, the Compensation and Human Resources Committee, among other things:

  •
  reviews and approves goals and objectives relevant to the compensation of the Chief Executive Officer, or CEO, evaluates the CEO's performance and sets the CEO's compensation;

  •
  considers and approves the selection, retention and compensation arrangements and plans for executive officers; and

  •
  makes recommendations to the Board with respect to our Equity Incentive Plan, Employee Stock Purchase Plan and other similar plans.

        Our Compensation and Human Resources Committee consists of Philip F. Anschutz, Thomas J. Donohue (Chairman), Frank P. Popoff and Craig D. Slater. The Board has determined that each of the members of the Compensation and Human Resources Committee is independent under Qwest's Guidelines on Significant Governance Issues and, therefore, independent within the meaning of the NYSE's listing standards. The Compensation and Human Resources Committee met six times and acted by unanimous written consent three times during 2004.

        Nominating and Governance Committee.    Under its current charter, the Nominating and Governance Committee, among other things:

  •
  evaluates the size and composition of our Board and the independence of the members of our Board; and

  •
  evaluates the nature, structure, composition and operations of all of the Board committees.

        Philip F. Anschutz, Thomas J. Donohue, and Cannon Y. Harvey (Chairman) are the members of the Nominating and Governance Committee. The Board has determined that each of the members of the Nominating and Governance Committee is independent under Qwest's Guidelines on Significant Governance Issues and, therefore, independent within the meaning of the NYSE's listing standards. The Nominating and Governance Committee met three times and acted by unanimous written consent once in 2004.

        Under its charter, the Nominating and Governance Committee has the responsibility to recommend candidates for election as directors to the Board and believes that candidates for director should have certain minimum qualifications, including experience in one or more of the following:

  •
  business or management for complex and large consolidated companies or other complex and large institutions;

  •
  accounting or finance for complex and large consolidated companies or other complex and large institutions;

  •
  leadership, strategic planning, or crisis response for complex and large consolidated companies or other complex and large institutions;

  •
  the telecommunications industry; and

  •
  other significant and relevant areas deemed by the Nominating and Governance Committee to be valuable to Qwest.

Directors also should possess:

  •
  significant experience in their respective fields of endeavor;

  •
  useful knowledge, background and judgment; and

  •
  the commitment to learn Qwest's business.

        The Nominating and Governance Committee evaluates candidates for the Board on the basis of the process and standards set forth in its charter and in our Guidelines on Significant Governance Issues. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms (to whom we pay a fee), stockholders or other persons.

        The Nominating and Governance Committee will consider nominees recommended by our stockholders. Any stockholder wishing to propose a nominee for consideration by the Nominating and Governance Committee should submit a recommendation in writing to our Corporate Secretary at our principal executive office, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating and Governance Committee does not intend to alter its criteria for evaluating potential director candidates, including the criteria set forth above, in the case of director candidates recommended by stockholders. The Nominating and Governance Committee considers recommendations for director candidates periodically.

        Finance Committee.    We established a Finance Committee in January 2002. The purpose of the Finance Committee is, among other things, to review and evaluate our financial needs, to approve the issuance of debt and equity securities and to oversee the administration of our trust funds. The Finance Committee also makes recommendations to our Board and management regarding financial policies and objectives. Thomas J. Donohue, Cannon Y. Harvey, Frank P. Popoff and Craig D. Slater (Chairman) are the members of the Finance Committee. During 2004, the Finance Committee met four times and acted twice by unanimous written consent.

        Executive Committee.    We established an Executive Committee in February 1999 to exercise all the powers and authority of our Board in the management of Qwest, except as prohibited by the Delaware General Corporation Law. Philip F. Anschutz (Chairman), Frank P. Popoff, Craig D. Slater, and Richard C. Notebaert make up our Executive Committee. The Executive Committee did not meet or act by unanimous written consent during 2004.

Director Compensation

        Directors who are also our officers or employees do not receive the compensation described below for their service as a director. Mr. Notebaert is our only director who is also an officer or employee of Qwest.

        Each director who is neither an officer nor an employee of Qwest is paid $30,000 per year for serving as a director and $2,000 for each meeting of the Board or any committee meeting attended. The chairman of each committee is also paid an additional $5,000 annually, in quarterly installments, with the exception of the chairman of the Audit Committee, who is paid an additional $20,000 annually, in quarterly installments. We reimburse our non-employee directors for their travel, lodging and other reasonable out-of-pocket expenses in connection with their attendance at Board, committee and stockholder meetings and for other reasonable expenses related to Board service such as continuing education.

        Directors may elect, on a quarterly basis, to receive their directors' fees in cash or in shares of our common stock under the Qwest Communications International Inc. Equity Compensation Plan for Non-Employee Directors. In addition, directors may elect to defer their directors' fees for the upcoming year pursuant to the Qwest Communications International Inc. Deferred Compensation Plan for Non-Employee Directors. A director's election to defer fees must be made within 30 days of the director's appointment to the Board (with respect to fees not yet earned) and thereafter either on an annual basis in the calendar year before the calendar year in which the fees would otherwise be payable or three months before the director's fees would be payable if we ask all of the directors to elect to defer their fees. We match 50% of any fees deferred. As the fees would have been payable, we credit the director's account with "phantom units," which are held in a notational account. Each phantom unit represents a value equivalent to one share of our common stock and is subject to adjustment for cash dividends payable to our stockholders as well as stock dividends and splits, consolidations and the like that affect shares of our common stock outstanding. The account is ultimately distributed at the time elected by the director or at the end of the plan and is paid (at the director's election) either in: (1) a lump-sum cash payment; (2) annual cash installments over a period of up to 10 years; or (3) some other form selected by the Executive Vice President Human Resources (or his or her designee).

        In addition to cash compensation, each year we typically grant stock options covering 5,000 shares of our common stock to each of our non-employee directors. However, during 2002, 2003 and 2004, we did not make annual stock option grants to our non-employee directors. We also typically grant to each newly appointed, non-employee director a stock option covering 40,000 shares of our common stock concurrent with his or her appointment to the Board. During 2004, each of Messrs. Biggs and Brooksher received such a grant concurrent with his appointment to the Board.

        All options granted to our directors are granted pursuant to our Equity Incentive Plan and have an exercise price set by the Compensation and Human Resources Committee. The options granted to our directors typically vest over four years at 25% per year or over five years at 20% per year. The options will terminate: (1) if not exercised by the tenth anniversary of the date they were granted; or (2) to the extent not vested, on the director's removal or resignation from the Board. Generally, the options will fully vest upon a change in control, as described below under the caption "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board currently consists of 11 directors. In 2004, our Board proposed and stockholders approved an amendment to our Restated Certificate of Incorporation to declassify the Board. The approval of this amendment did not shorten the terms of our directors serving at the time of the amendment, including those elected at the 2004 Annual Meeting. However, as a result of the amendment, we will gradually move to annual director elections through 2007: all subsequent elections of directors will be for terms that expire at the next annual meeting, and any director appointed to the Board as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the next annual meeting. We have nominated the following three persons to serve as directors: (1) Linda G. Alvarado; (2) Cannon Y. Harvey; and (3) Richard C. Notebaert. Ms. Alvarado and Mr. Harvey were previously elected for current terms that expire at the 2005 Annual Meeting. On April 4, 2005, Craig D. Slater, whose current term also expires at the 2005 Annual Meeting, notified us of his decision not to stand for re-election to the Board. As such, Mr. Notebaert has agreed to stand for re-election at the 2005 Annual Meeting notwithstanding the fact that his current term does not expire until the 2006 Annual Meeting. Immediately following Mr. Slater's retirement from the Board at the time of the 2005 Annual Meeting, the size of the Board will be reduced to 10. Each nominee for director named above will, if elected, continue in office until our next annual meeting and until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement.

        The persons named in the proxy card and the telephone and Internet voting systems intend to vote your shares FOR the election of each of the three nominees for director named above, unless you indicate on your proxy card or in the telephone or Internet voting systems that your vote should be WITHHELD for one or more of the nominees. Each of the nominees has consented to be named as a nominee in this proxy statement, and we expect that each of the nominees for director named above will be able to serve if elected. If any nominee is unavailable for election, the person named in the proxy card, or his nominee or substitute, will vote your shares FOR the election of a substitute nominee proposed by the Board. The three persons receiving the highest number of votes will be elected.

Board of Directors

        Below you can find information, including biographical information, about the members of our Board of Directors:

Name	Age (1)	Year Began as Director	Year Current Term Expires (2)	Audit Committee Member	Compensation and Human Resources Committee Member	Nominating and Governance Committee Member	Finance Committee Member	Executive Committee Member
Richard C. Notebaert(3)	57	2002	2006					X
Linda G. Alvarado	53	2000	2005	X
Philip F. Anschutz	65	1993	2006		X	X		Chair
Charles L. Biggs	64	2004	2006	X
K. Dane Brooksher	66	2004	2007	X
Thomas J. Donohue	66	2001	2007		Chair	X	X
Cannon Y. Harvey	64	1996	2005			Chair	X
Peter S. Hellman	55	2000	2007	Chair
Vinod Khosla	50	1998	2007
Frank P. Popoff	69	2000	2006		X		X	X
Craig D. Slater	47	1996	2005		X		Chair	X

(1)
As of March 28, 2005.

(2)
The term for persons elected as directors at the 2005 Annual Meeting will expire in 2006. As noted above, Mr. Slater has decided not to stand for re-election at the 2005 Annual Meeting, and Mr. Notebaert has agreed to stand for re-election at the 2005 Annual Meeting notwithstanding the fact that his current term does not expire until the 2006 Annual Meeting.

(3)
Under the terms of Mr. Notebaert's amended and restated employment agreement dated August 19, 2004, we have agreed that, during the term of the agreement and while Mr. Notebaert is employed by us, we will use our best efforts to cause him to be appointed as one of our directors and to include him in the Board's slate of nominees for election as a director at the applicable annual meeting of our stockholders and will recommend to our stockholders that he be elected as a director. Mr. Notebaert's employment agreement is described more fully below under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

        Richard C. Notebaert has been our Chairman and Chief Executive Officer since June 2002. From August 2000 to June 2002, Mr. Notebaert was President and Chief Executive Officer of Tellabs, a communications equipment provider. Prior to that, Mr. Notebaert was Chairman and Chief Executive Officer of Ameritech Corporation from April 1994 to December 1999, and, in his 30-year career with that organization, had numerous other appointments including President of Ameritech Mobile Communications (1986), President of Indiana Bell (1989), President of Ameritech Services (1992), and President and Chief Operating Officer (1993) of Ameritech Corporation. Ameritech Corporation is a telecommunications provider that was acquired by SBC Communications Inc. in 1999. Mr. Notebaert currently serves as a director of Aon Corporation and Cardinal Health, Inc. Mr. Notebaert received a bachelor of arts degree in 1969 and an M.B.A. in 1983, both from the University of Wisconsin.

        Linda G. Alvarado has been President and Chief Executive Officer of Alvarado Construction, Inc., a commercial general contractor, construction management, design and build, development and property management firm, since 1978. Ms. Alvarado currently serves as a director of 3M Company,

Pepsi Bottling Group, Lennox International and Pitney Bowes, Inc. Ms. Alvarado earned a bachelor's degree from Pomona College.

        Philip F. Anschutz is our founder and served as non-executive Chairman of the Board until June 2002. He has been a director and Chairman of the Board of Anschutz Company, our largest stockholder, for more than five years. Anschutz Company is a holding company for Anschutz's portfolio of companies with holdings in energy, transportation, media, communications, professional sports, agriculture, entertainment and real estate. Mr. Anschutz is the non-executive Vice Chairman and a director of Union Pacific Corporation, and is a director of Regal Entertainment Group. Mr. Anschutz holds a bachelor's degree in business from the University of Kansas.

        Charles L. Biggs was a management consultant with Deloitte & Touche, a professional services firm that provides assurance and advisory, tax and management consulting services, from 1968 until his retirement in November 2002. At Deloitte, Mr. Biggs held various management positions, including National Director of Strategy Services for Deloitte's strategy arm and Chairman of Deloitte/Holt Value Associates. Mr. Biggs currently serves as a director of Standard Parking Corporation. Mr. Biggs earned a bachelor's degree in industrial management from Kent State University.

        K. Dane Brooksher is Chairman of ProLogis, a provider of distribution facilities and services, and has served as a member of its Board of Trustees since November 1993. Mr. Brooksher served as Chairman and Chief Executive Officer of ProLogis from March 1999 to December 2004 and Co-Chairman and Chief Operating Officer of ProLogis from November 1993 to March 1999. Before joining ProLogis, Mr. Brooksher spent more than 32 years with KPMG Peat Marwick (now KPMG LLP), an independent public accounting firm. Mr. Brooksher is a director of Pactiv Corporation. Mr. Brooksher earned a bachelor's degree from the College of William and Mary.

        Thomas J. Donohue has been the President and Chief Executive Officer of the U.S. Chamber of Commerce, a business federation in Washington, D.C., since 1997. He was President and Chief Executive Officer of the American Trucking Association from 1984 to 1997 and an executive with the U.S. Postal Service from 1969 to 1976 and Fairfield University from 1967 to 1969. Mr. Donohue serves on the board of directors of Union Pacific Corporation, XM Satellite Radio Holdings Inc., Sunrise Senior Living, Inc. and Marymount University. Mr. Donohue earned a bachelor's degree from St. John's University and an M.B.A. from Adelphi University.

        Cannon Y. Harvey has been President and Chief Operating Officer of Anschutz Company and The Anschutz Corporation since December 1996. Anschutz Company is the parent company of The Anschutz Corporation and is a holding company for Anschutz's portfolio of companies with holdings in energy, transportation, media, communications, professional sports, agriculture, entertainment and real estate. From February 1995 until September 1996, he served as Executive Vice President, Finance and Law of Southern Pacific. From March 1989 to February 1995, he held several senior positions at Southern Pacific, including General Counsel. Before joining Southern Pacific, Mr. Harvey was a partner in the law firm of Holme Roberts & Owen LLP for more than 20 years. Mr. Harvey earned a bachelor's degree from the University of Missouri. He also earned a master's degree from Harvard University and an LL.B. degree from Harvard Law School.

        Peter S. Hellman has been President of Nordson Corporation, a designer, manufacturer and marketer of industrial equipment, since 2004, Chief Financial and Administrative Officer of that entity since 2000 and a director of that entity since 2001. Mr. Hellman was the President and Chief Operating Officer and a director of TRW Inc. from 1995 to 1999, the Assistant President of TRW from 1994 to 1995, and Chief Financial Officer of TRW from 1991 to 1994. Mr. Hellman held a variety of positions with BP America from 1979 to 1989 and The Irving Trust Company from 1972 to 1979. Mr. Hellman earned a bachelor's degree from Hobart College and an M.B.A. from Case Western Reserve University.

        Vinod Khosla has been a general partner of the venture capital firm Kleiner Perkins Caufield & Byers since 1986. Mr. Khosla was a co-founder of Daisy Systems and founding Chief Executive Officer of Sun Microsystems, where he pioneered open systems and commercial RISC processors. He serves on the board of directors of several private companies. Mr. Khosla earned a bachelor of technology degree in electrical engineering from the Indian Institute of Technology in New Delhi and a master's degree in biomedical engineering from Carnegie Mellon University and an M.B.A. from the Stanford Graduate School of Business.

        Frank P. Popoff was Chairman of The Dow Chemical Company, which manufactures chemical, plastic and agricultural products, from 1992 until his retirement in October 2000. From 1987 to 1995, Mr. Popoff served as the Chief Executive Officer of Dow. Mr. Popoff currently serves as a director of American Express Company, Shin-Etsu Chemical Co. Ltd. and United Technologies Corporation and is chairman of the board of directors of Chemical Financial Corporation. Mr. Popoff earned a bachelor's degree in chemistry and an M.B.A. from Indiana University.

        Craig D. Slater has been President of Anschutz Investment Company since August 1997 and Executive Vice President of Anschutz Company and The Anschutz Corporation since August 1995. Mr. Slater served as Corporate Secretary of Anschutz Company and The Anschutz Corporation from September 1991 to October 1996 and held various other positions with those companies from 1988 to 1995. Anschutz Company is the parent company of Anschutz Investment Company and The Anschutz Corporation and is a holding company for Anschutz's portfolio of companies with holdings in energy, transportation, media, communications, professional sports, agriculture, entertainment and real estate. He is a director of Regal Entertainment Group. Mr. Slater earned a bachelor's degree in accounting from the University of Colorado Boulder, a master's degree in tax from the University of Denver and a master's degree in finance from the University of Colorado Denver.

Recommendation of our Board of Directors

        The Board of Directors recommends that you vote FOR each of the director nominees named above. Proxies will be voted FOR each of the director nominees named above unless you otherwise specify in the proxy.

EXECUTIVE OFFICERS AND MANAGEMENT

        Below you can find information, including biographical information, about our current executive officers (other than Mr. Notebaert, whose biographical information appears above):

Name	Age(1)	Position
Oren G. Shaffer	62	Vice Chairman and Chief Financial Officer
Barry K. Allen	56	Executive Vice President, Operations
Richard N. Baer	47	Executive Vice President, General Counsel and Corporate Secretary
Paula Kruger	55	Executive Vice President, Consumer Markets Group
Thomas E. Richards	50	Executive Vice President, Business Markets Group
John W. Richardson	60	Senior Vice President—Finance and Controller

(1)
As of March 28, 2005.

        Oren G. Shaffer has been our Vice Chairman and Chief Financial Officer since July 2002. Prior to joining Qwest, Mr. Shaffer was President and Chief Operating Officer of Sorrento Networks, a maker of optical products, beginning in 2000. From 1994 to 2000, he was Chief Financial Officer of Ameritech

Corporation, a telecommunications provider that was acquired by SBC Communications Inc. in 1999. He has also served as President of Virgo Cap Inc., an investment firm, and from 1968 to 1992 in various positions (including Executive Vice President, Chief Financial Officer and director) at Goodyear Tire & Rubber Co. Mr. Shaffer serves on the board of directors of Belgacom SA, The Thai Capital Fund, Inc., The Singapore Fund, Inc. and The Japan Equity Fund, Inc. He holds a bachelor of science degree in business administration from the University of California at Berkeley and an M.S. degree in management from the Massachusetts Institute of Technology.

        Barry K. Allen has served as our Executive Vice President, Operations, since March 2004. From August 2002 to March 2004, Mr. Allen served as our Executive Vice President and Chief Human Resources Officer. From August 2000 to August 2002, Mr. Allen was President of Allen Enterprises, LLC, a private equity investment and management company he founded. From 1995 to July 2000, Mr. Allen was Executive Vice President of Ameritech Corporation, a telecommunications provider. Mr. Allen serves on the board of directors of Harley Davidson Inc. and Fiduciary Management, Inc., which is the investment advisor for certain funds, including FMI Common Stock Fund, Inc., FMI Mutual Funds, Inc. and FMI Funds, Inc., for which companies Mr. Allen also serves as a director. Mr. Allen received a bachelor of arts degree from the University of Kentucky and an M.B.A. from Boston University.

        Richard N. Baer has been our Executive Vice President, General Counsel and Corporate Secretary since December 2002. Mr. Baer, who joined Qwest in 2001, served as our Deputy General Counsel from January 2001 to July 2002 and as Special Legal Counsel to our Chairman and CEO from July 2002 to December 2002. From 1998 to December 2000, Mr. Baer was chairman of the litigation department at the Denver law firm of Sherman & Howard. Mr. Baer received his bachelor of arts degree from Columbia University in 1979 and his juris doctor degree from Duke University in 1983.

        Paula Kruger has served as our Executive Vice President, Consumer Markets, since September 2003. From December 2001 to September 2003, Ms. Kruger served as President of the Customer Relationship Management service line at Electronic Data Systems Corporation, a technology company. From September 1999 to January 2002, Ms. Kruger was a search consultant for Taylor Winfield and for Heidrick & Struggles, both executive search firms. From March 1997 to September 1999, Ms. Kruger served as Executive Vice President of Operations at Excel Communications, Inc., a provider of integrated media communications. Ms. Kruger currently serves as a director of Technology Solutions Company. Ms. Kruger earned a bachelor of arts degree in economics from C.W. Post—Long Island University and an M.B.A. from C.W. Post—Roth Graduate School of Business.

        Thomas E. Richards has been our Executive Vice President, Business Markets Group, since April 2005. From January 2004 to March 2005, Mr. Richards worked periodically as an independent consultant. From January 2000 to December 2003, Mr. Richards was Chairman, President and Chief Executive Officer of Clear Communications, Inc., a supplier of optical and digital network management software. Prior to joining Clear Communications, Mr. Richards was Executive Vice President of the Communications and Information Products Sector at Ameritech Corporation, a telecommunications provider, and held various executive positions at Bell Atlantic Corporation, another telecommunications provider. Mr. Richards received a bachelor of arts degree from the University of Pittsburgh and an M.S. degree in management from the Massachusetts Institute of Technology.

        John W. Richardson has served as our Controller and Senior Vice President since April 2003 and was designated our chief accounting officer in April 2004. From October 2002 to April 2003, Mr. Richardson was an independent consultant. From 1967 to October 2002, Mr. Richardson held various financial positions at the Goodyear Tire & Rubber Company, the world's largest tire manufacturer, including most recently Vice President of Finance for the North American tire business unit. Mr. Richardson received his B.B.A. degree from Ohio University.

CERTAIN TRANSACTIONS AND LEGAL PROCEEDINGS

Certain Transactions

        Vinod Khosla, one of our directors, is a general partner of Kleiner, Perkins, Caufield and Byers ("KPCB"), a venture capital firm. From time to time, KPCB or entities controlled by it have taken and may take positions (including control positions) in, and have designated and may designate persons (including Mr. Khosla) on the boards of, companies with which we may conduct business.

        In addition, we provide telephone and related services from time to time in the ordinary course of business to companies affiliated with several of our directors and holders of more than 5% of our common stock. We believe the terms of these transactions are equally favorable to us as the terms we could receive from an independent third party.

        See "Compensation Committee Interlocks and Insider Participation" on page 35 of this proxy statement for descriptions of certain relationships and transactions between us and Mr. Anschutz, Anschutz Company or one or more of their affiliates.

Legal Proceedings

Securities Actions

        Qwest is a defendant in the securities actions described below. Plaintiffs in these actions have variously alleged, among other things, that Qwest violated federal and state securities laws, engaged in fraud, civil conspiracy and negligent misrepresentation, and breached fiduciary duties owed to investors and current and former employees. Other defendants in these actions include some of our current directors.

  •
  Consolidated securities action.  Twelve putative class actions purportedly brought on behalf of purchasers of publicly traded securities of Qwest between May 24, 1999 and February 14, 2002, have been consolidated into a consolidated securities action pending in federal district court in Colorado. The first of these actions was filed on July 27, 2001. Plaintiffs allege, among other things, that defendants issued false and misleading financial results and made false statements about Qwest's business and investments, including making materially false statements in certain Qwest registration statements. The most recent complaint in this matter seeks unspecified compensatory damages and other relief. However, counsel for plaintiffs has indicated that the putative class will seek damages in the tens of billions of dollars.

  •
  ERISA actions.  Seven putative class actions purportedly brought on behalf of all participants and beneficiaries of the Qwest Savings and Investment Plan and predecessor plans, or the Plan, from March 7, 1999 until January 12, 2004 have been consolidated into a consolidated action in federal district court in Colorado. These suits also purport to seek relief on behalf of the Plan. The first of these actions was filed in March 2002. Plaintiffs assert breach of fiduciary duty claims against us and others under the Employee Retirement Income Security Act of 1974, as amended, alleging, among other things, various improprieties in managing holdings of Qwest stock in the Plan. Plaintiffs seek damages, equitable and declaratory relief, along with attorneys' fees and costs and restitution. An eighth action alleging similar claims was filed in the federal district court in Montana in June 2003 and was later transferred to the federal court in Colorado.

  •
  Colorado action.  A putative class action purportedly brought on behalf of purchasers of Qwest's stock between June 28, 2000 and June 27, 2002 and owners of U S WEST, Inc. stock on June 28, 2000 is pending in Colorado in the District Court for the County of Boulder. This action was filed on June 27, 2002. Plaintiffs allege, among other things, that the defendants issued false and misleading statements and engaged in improper accounting practices in order to accomplish the U S WEST merger, to make Qwest appear successful and to inflate the value of Qwest's stock. Plaintiffs seek unspecified monetary damages, disgorgement of illegal gains and other relief.

  •
  New Jersey action.  An action by the State of New Jersey (Treasury Department, Division of Investment), or New Jersey, is pending in the New Jersey Superior Court, Mercer County. This action was filed on November 27, 2002. New Jersey alleges, among other things, that defendants caused Qwest's stock to trade at artificially inflated prices by employing improper accounting practices and by issuing false statements about Qwest's business, revenues and profits, and contends that it incurred hundreds of millions of dollars in losses. Among other requested relief, New Jersey seeks from the defendants, jointly and severally, compensatory, consequential, incidental and punitive damages.

  •
  CalSTRS action.  An action by the California State Teachers' Retirement System, or CalSTRS, is pending in the Superior Court of the State of California in and for the County of San Francisco. This action was filed on December 10, 2002. CalSTRS alleges, among other things, that defendants engaged in a scheme to falsely inflate Qwest's revenue and decrease its expenses so that Qwest would appear more successful than it actually was during the period in which CalSTRS purchased Qwest securities, and asserts that defendants' actions caused it to lose in excess of $150 million invested in Qwest's equity and debt securities. Plaintiffs seek compensatory, special and punitive damages, restitution, pre-judgment interest and costs.

  •
  SPA action.  An action by Stichting Pensioenfonds ABP, or SPA, is pending in federal district court in Colorado. This action was filed on February 9, 2004. SPA alleges, among other things, that defendants created a false perception of Qwest's revenues and growth prospects and that its losses from investments in Qwest securities are in excess of $100 million. SPA seeks, among other things, compensatory and punitive damages, rescission or rescissionary damages, pre-judgment interest, attorneys' fees and costs.

  •
  NYC Funds action.  An action by a number of New York City pension and retirement funds, or NYC Funds, is pending in federal district court in Colorado. This action was filed on September 22, 2004. NYC Funds allege, among other things, that defendants created a false perception of Qwest's revenues and growth prospects and that their losses from investments in Qwest securities are in excess of $300 million. NYC Funds seek, among other things, compensatory and punitive damages, rescission or rescissionary damages, pre-judgment interest, attorney's fees and costs.

Other Matter

        In January 2001, an amended class action complaint was filed in Denver District Court against Qwest, certain former officers and certain current and former directors on behalf of stockholders of U S WEST. The complaint alleges that Qwest had a duty to pay a quarterly dividend to U S WEST stockholders of record as of June 30, 2000. Plaintiffs further claim that the defendants attempted to avoid paying the dividend by changing the record date from June 30, 2000 to July 10, 2000, a claim Qwest denies. Plaintiffs seek damages of approximately $272 million plus interest, a constructive trust upon Qwest's assets in the amount of the dividend, costs, and attorneys' fees on behalf of the class which was certified by the court on January 31, 2005.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

        The following table summarizes for the periods indicated the compensation paid to or accrued for the benefit of our Chief Executive Officer and our next four most highly compensated executive officers (collectively referred to herein as our "named executive officers"). The position identified in the table for each person is his or her current position with us.

SUMMARY COMPENSATION TABLE

														Payouts
										Long Term Compensation
		Annual Compensation								Awards
Name/Position	Year	Salary(1)		Bonus(1)			Other Annual Compensation(2)			Restricted Stock Awards			Number of Securities Underlying Options	LTIP Payouts	All Other Compensation
Richard C. Notebaert Chairman and Chief Executive Officer(3)	2004 2003 2002	$ $ $	1,100,000 1,100,000 613,462	$ $ $	2,970,000 2,925,000 825,000		$ $ $	572,238 878,412 354,639	(4) (4) (4)	$	— — 1,000,000	(5)	1,925,000 2,000,000 5,000,000	— — —	$ $ $	14,256 14,256 3,810	(6)
Oren G. Shaffer Vice Chairman and Chief Financial Officer(7)	2004 2003 2002	$ $ $	800,000 800,000 369,231	$ $ $	1,680,000 2,338,800 600,000		$ $ $	88,516 121,492 50,000	(8) (8) (8)		— — —		800,000 650,000 2,000,000	— — —	$ $ $	15,108 15,108 8,603	(9)
Barry K. Allen Executive Vice President, Operations(10)	2004		$618,173		$1,109,110			$125,792	(11)		—		670,000	—		$9,034	(12)
Richard N. Baer Executive Vice President, General Counsel and Corporate Secretary	2004 2003 2002	$ $ $	500,000 500,000 353,654	$ $ $	900,000 1,162,625 617,500	(13) (13)	$ $ $	67,255 58,036 27,794	(14) (14) (14)		— — —		375,000 — 1,100,000	— — —	$ $ $	3,568 3,096 4,202	(15)
Paula Kruger Executive Vice President, Consumer Markets Group(16)	2004 2003	$ $	400,000 130,769	$ $	362,112 127,263		$ $	146,753 60,557	(17) (17)		— —		300,000 350,000	— —	$ $	7,518 3,697	(18)

(1)
Amounts shown include salary or bonus earned by each of the named executive officers. Bonus amounts reported for each year have been adjusted to (a) include amounts earned with respect to performance in the year shown but paid in the following year, and (b) exclude amounts earned with respect to performance in the previous year but paid in the year shown.

(2)
Amounts shown include the value of perquisites and other personal benefits for the named executive officer in the year indicated. Flexible benefits paid to the named executive officers are cash payments made at the beginning of the year in lieu of various perquisites commonly paid to executive officers. Named executive officers are not required to apply these payments to any particular purpose. Amounts shown for Messrs. Notebaert, Shaffer, Allen and Baer also include the incremental cost to us for personal use of corporate aircraft. Incremental cost is calculated based on variable operating cost, which includes fuel, oil, regularly scheduled maintenance (including major engine and airframe overhaul), travel expenses for flight crew, catering, landing fees, en route storage and hangar fees, customs and foreign permit charges. Fixed costs are excluded. Amounts shown for 2003 and 2002 differ from amounts previously reported due to a change in the way in which we calculate incremental cost. In prior years, the cost of use of corporate aircraft had been calculated using the Standard Industrial Fare Level (SIFL) tables found in tax regulations. We have recalculated prior year amounts so that all amounts are reported on a consistent basis.

(3)
Mr. Notebaert joined Qwest in June 2002.

(4)
Amount for 2004 includes incremental cost for personal use of corporate aircraft of $189,296, $75,000 in flexible benefits paid to Mr. Notebaert, imputed income for financial consulting services of $74,336, imputed income for personal assistant and related office expenses of $46,841 and aggregate tax gross-ups of $180,070; amount for 2003 includes incremental cost for personal use of corporate aircraft of $377,232, $75,000 in flexible benefits paid to Mr. Notebaert, imputed income for financial consulting services of $96,759, imputed income for personal assistant and related office expenses of $47,132 and aggregate tax gross-ups of $275,029; and amount for 2002 includes incremental cost for personal use of corporate aircraft of $138,901, $75,000 in flexible benefits paid to Mr. Notebaert and reimbursement of relocation expenses of $99,178 (including related tax gross-up). As further described in Note 2 above, amounts shown for 2003 and 2002 differ from amounts previously reported due to a change in the way in which we calculate incremental cost for personal use of corporate aircraft.

(5)
The dollar amount shown equals the number of shares of restricted stock granted (200,000) multiplied by the stock price on the grant date ($5.00). The valuation does not take into account the diminution in value attributable to the restrictions applicable to the shares. The number and dollar value of shares of restricted stock held by Mr. Notebaert on December 31, 2004, based on the closing price of our common stock on December 31, 2004 ($4.44 per share), were: 200,000 shares and $888,000. The grant of restricted stock to Mr. Notebaert vests 33% each year on the anniversary of the grant. Dividends are paid on all shares of our restricted stock at the same rate as on our unrestricted shares.

(6)
Amount includes 401(k) company matching contributions of $6,000 and imputed income on life insurance policy of $8,256.

(7)
Mr. Shaffer joined Qwest in July 2002.

(8)
Amount for 2004 includes incremental cost for personal use of corporate aircraft of $8,301, $50,000 in flexible benefits paid to Mr. Shaffer and aggregate tax gross-ups of $27,575; amount for 2003 includes incremental cost for personal use of corporate aircraft of $43,277, $50,000 in flexible benefits paid to Mr. Shaffer and aggregate tax gross-ups of $24,725; and amount for 2002 includes $50,000 in flexible benefits paid to Mr. Shaffer. As further described in Note 2 above, amount shown for 2003 differs from the amount previously reported due to a change in the way in which we calculate incremental cost for personal use of corporate aircraft.

(9)
Amount includes 401(k) company matching contributions of $6,000 and imputed income on life insurance policy of $9,108.

(10)
Mr. Allen joined Qwest in August 2002 and became an executive officer in March 2004.

(11)
Amount includes incremental cost for personal use of corporate aircraft of $46,782, $50,000 in flexible benefits paid to Mr. Allen and aggregate tax gross-ups of $27,577.

(12)
Amount includes 401(k) company matching contributions of $6,000 and imputed income on life insurance policy of $3,034.

(13)
In May 2002, we entered into a retention agreement with Mr. Baer pursuant to which we paid Mr. Baer a cash retention bonus of $926,250 in consideration of his continued employment. In accordance with the terms of that agreement, the retention bonus was paid in three equal installments of $308,750, two of which were paid in 2002 and one of which was paid in 2003.

(14)
Amount for 2004 includes incremental cost for personal use of corporate aircraft of $9,801, $35,000 in flexible benefits paid to Mr. Baer and aggregate tax gross-ups of $20,804; amount for 2003 includes $35,000 in flexible benefits paid to Mr. Baer and aggregate tax gross-ups of $21,618; and amount for 2002 includes incremental cost for personal use of corporate aircraft of $1,622 and $25,000 in flexible benefits paid to Mr. Baer. As further described in Note 2 above, amount shown for 2003 differs from the amount previously reported due to a change in the way in which we calculate incremental cost for personal use of corporate aircraft.

(15)
Amount includes 401(k) company matching contributions of $2,308 and imputed income on life insurance policy of $1,260.

(16)
Ms. Kruger joined Qwest in September 2003.

(17)
Amount for 2004 includes $35,000 in flexible benefits paid to Ms. Kruger, reimbursement of moving expenses of $87,111 and aggregate tax gross-ups of $20,804; and amount for 2003 includes $11,667 in flexible benefits paid to Ms. Kruger, reimbursement of moving expenses of $41,945 and aggregate tax gross-ups of $6,945.

(18)
Amount includes 401(k) company matching contributions of $6,000 and imputed income on life insurance policy of $1,518.

Stock Option Grants

        The following table provides details regarding the stock options that we granted in 2004 to each of our named executive officers:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to All Employees During 2004		Exercise Price		Expiration Date	Grant Date Valuation under the Black-Scholes Option Pricing Model(2)
Richard C. Notebaert	1,925,000	7.9%			$4.70	March 5, 2014		$6,082,642
Oren G. Shaffer	800,000	3.3%			$4.70	March 5, 2014		$2,527,851
Barry K. Allen	400,000 270,000	1.6 1.1	% %	$ $	4.70 4.25	March 5, 2014 April 22, 2014	$ $	1,263,926 776,044
Richard N. Baer	375,000	1.5%			$4.70	March 5, 2014		$1,184,930
Paula Kruger	300,000	1.2%			$4.70	March 5, 2014		$947,944

(1)
Each option vests over four years at a rate of 25% per year and vests immediately upon a change in control of Qwest, as more fully described below under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

(2)
We used the following assumptions with the Black-Scholes option-pricing model to estimate the value of the option on the date of grant:

	Grant Date
	March 5, 2004	April 22, 2004
Risk-free interest rate	2.8%	3.4%
Expected dividend yield	0.0%	0.0%
Expected option life (years)	4.53	4.38
Expected stock price volatility	88%	89%

Each of our named executive officers received an option grant on March 5, 2004. In addition, Mr. Allen received an option grant on April 22, 2004. Two of the more significant assumptions used in this estimate are the expected option life and the expected volatility, both of which we estimated based on historical information. These valuations do not represent our estimate or projection of future increases in the price of our common stock. The closing price of our common stock on March 28, 2005 was $3.75 per share.

Option Exercises and Holdings

        The following table provides information for the named executive officers concerning options they exercised during 2004 and unexercised options they held at the end of 2004:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard C. Notebaert	—	—	3,000,000	5,925,000	$500,000	$1,500,000
Oren G. Shaffer	—	—	1,162,500	2,287,500	$2,502,500	$2,827,500
Barry K. Allen	—	—	256,250	1,088,750	$562,500	$776,300
Richard N. Baer	—	—	873,500	1,014,500	—	—
Paula Kruger	—	—	87,500	562,500	$30,625	$91,875

(1)
Based on the last sales price of our shares of common stock on December 31, 2004 ($4.44), minus the per share exercise price of the unexercised options, multiplied by the number of shares represented by the unexercised options. The closing price of our common stock on March 28, 2005 was $3.75 per share.

Pension Plans

        Executive officers are eligible to participate in the Qwest Pension Plan, as well as the Qwest Nonqualified Pension Plan, which authorizes the payment of benefits that may exceed the limits otherwise imposed under applicable tax and employee benefit regulations. Under these plans, an amount equal to 3% of each executive's eligible pay (generally defined as the executive's salary and bonus) is credited to a hypothetical account balance. At the end of each year, the hypothetical account balance is also credited with interest based on the average 30 year Treasury bond rate. When a participant terminates employment, the amount in the hypothetical account balance is converted to an annuity payable for the participant's life. The participants may also elect to receive their benefit in the form of a lump sum payment.

        The following table sets forth the estimated lump sum benefits payable under the account balance formula in the Qwest Pension Plan and Qwest Nonqualified Pension Plan assuming the executives continue to be employed at Qwest until age 65, interest credited to the account balances is 6% per year and each executive's eligible compensation under these plans increases at the rate of 4% per year.

Name	Estimated Lump Sum Benefit Payable at Age 65 Under Qwest Account Balance Formula
Richard C. Notebaert	$1,857,000
Oren G. Shaffer	$497,000
Barry K. Allen	$981,000
Richard N. Baer	$2,466,000
Paula Kruger	$556,000

        Pursuant to their employment agreements, Messrs. Notebaert, Shaffer and Allen will also receive additional pension benefits equal to the excess of the benefits calculated based on the applicable pension formulas that were in place when they left their previous employer, SBC Communications Inc., including the service they had at SBC, over the benefits they receive under the Qwest plans outlined above and the pension benefits they received from SBC. The following table sets forth the estimated lump sum value of these additional pension benefits assuming the executives continue to be employed at Qwest until age 65, interest rates are equal to 6% for calculating the lump sum and each executive's eligible compensation increases at the rate of 4% per year.

Name	Estimated Lump Sum Benefit Payable at Age 65 Under the Provisions of Employment Contracts
Richard C. Notebaert	$15,123,000
Oren G. Shaffer	$3,060,000
Barry K. Allen	$9,931,000

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

        The following is a description of the terms and conditions of each employment or change in control agreement that we have (or had during 2004) with our named executive officers:

        Richard C. Notebaert.    Mr. Notebaert's current base salary is $1,100,000 per year, and his current target bonus is 200% of his annual base salary. The terms of Mr. Notebaert's employment are governed by an amended and restated employment agreement dated as of August 19, 2004. The agreement provides for Mr. Notebaert's employment as Chairman and Chief Executive Officer of Qwest, and requires us to use our best efforts to include Mr. Notebaert in the Board's slate of nominees for election as a director at applicable annual meetings. The term of the agreement is for two years beginning on June 17, 2002 and is automatically extended by twelve months on each anniversary of June 17, 2002 unless one party provides at least 90 days' written notice of non-renewal to the other. The agreement provides for a base salary of $1,100,000 per year, subject to increase (but not decrease) on an annual basis by the Compensation and Human Resources Committee. Pursuant to the agreement, Mr. Notebaert's target bonus will not be less than 150% of his base salary for the year, provided that we achieve the applicable financial and strategic objectives established for that year, and he was entitled to a minimum bonus of $825,000 for 2002 and $825,000 for the first six months of 2003. Mr. Notebaert received non-qualified options to purchase 5,000,000 shares of our common stock at an exercise price of $5.10 per share on June 17, 2002. In addition, he is entitled to receive options to purchase a minimum of 250,000 shares of our common stock each calendar year during the agreement term, together with additional options as may be authorized in the discretion of the Compensation and Human Resources Committee, with an exercise price equal to the closing price of our common stock on the applicable award date. Each of the option awards under the agreement vests in four equal installments on each of the first four anniversaries of the award. Mr. Notebaert also received a grant of 200,000 shares of our restricted stock on June 17, 2002, to vest in equal increments on each of the first three anniversaries thereafter. To the extent not fully vested, on the earliest to occur of a change in control (as defined below), Mr. Notebaert's termination by reason of his death or disability, termination of his employment by us without cause (as defined below), a constructive discharge of Mr. Notebaert, or non renewal by us of the agreement on any renewal date, all outstanding options and restricted stock will vest immediately. For purposes of Mr. Notebaert's agreement, a "change in control" is defined as any of (1) the intentional acquisition by any person (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than Qwest, our subsidiaries, any person holding more than 15% of our outstanding common stock as of June 17, 2002 (a "15% Stockholder"), or any of our employee benefit plans, of 20% or more of the combined voting power of our then outstanding voting securities (provided also that this amount is greater than that held by any 15% Stockholder), or (2) at any time during any period of two consecutive years, individuals who at the beginning of such period constitute our Board (and any new director whose election to the Board or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election and nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of our assets, unless the holders of our outstanding voting securities before the transaction still hold more than 50% of the combined voting power following the transaction, no person (other than any 15% Stockholder, the company resulting from the transaction or one of our benefit plans) holds 20% or more of the voting power of the resulting company and at least a majority of the board members of the resulting company served on our Board prior to the transaction, or (4) approval by our stockholders of a complete liquidation or dissolution of Qwest; "cause" is defined as conviction of a felony or any crime involving moral turpitude, or a reasonable determination by two-thirds of our directors, after provision of notice and opportunity to be heard, that the executive has willfully and continuously failed to substantially perform his duties or has engaged in gross neglect or gross misconduct resulting in material harm to Qwest; and "constructive discharge" means a reduction in the executive's compensation below levels provided for in the agreement, removal of the executive from the positions provided for in the agreement (including the failure of Mr. Notebaert to be nominated or reelected to our Board), any action by us that results in a significant diminution of the executive's authority, any failure by us to obtain a satisfactory agreement from our successor or assignee to honor our obligations under the agreement, a breach by us of our material obligations under the agreement that is not cured within 30 days, or the occurrence of a change in control.

        Mr. Notebaert is also entitled under the agreement to be provided with health and other employee benefits, fringe benefits and perquisites on the same basis as provided to our other senior executives. Mr. Notebaert's benefits also include: use of corporate aircraft (including tax gross-up); reimbursement for expenses related to the negotiation of his prior employment agreement, temporary housing in Denver and moving expenses (including tax gross-up); pension benefits (including the additional pension benefits described under "Pension Plans" above); business club memberships (including tax gross-up); home security (including tax gross-up); financial planning (including tax gross-up); and a private office, an executive assistant, telephone services and appropriate office computer and other equipment (including tax gross-up). In addition, following the termination of his employment for any reason other than cause and only for so long as he fulfills certain non-competition and non-solicitation covenants, Mr. Notebaert is entitled to payment of costs for continued financial planning, a private office, an executive assistant, telephone services and appropriate office computer and other equipment for the rest of his life (including tax gross-up).

        If Mr. Notebaert is terminated without cause, resigns for constructive discharge, or is notified by us of our decision not to renew the agreement upon any expiration date, he is entitled to receive a pro-rated annual bonus for the year of termination and the sum of two years' base salary and annual bonus at the then-current rate. However, if such termination, resignation or notification of non-renewal occurs within two years after a change in control, Mr. Notebaert is entitled to receive (i) pension benefits calculated as if he had two additional years of service at his then-current rate and were two years older and (ii) a pro-rated annual bonus for the year of termination and the sum of three years' base salary and annual bonus at the then-current rate. Mr. Notebaert is also entitled to reimbursement for any excise taxes to which he may be subject in connection with amounts or benefits he receives under the agreement. We have agreed to indemnify to the fullest extent permitted or authorized by law Mr. Notebaert against all liabilities and expenses incurred in any proceeding, and to advance reasonable expenses incurred by Mr. Notebaert in the defense of or participation in any proceeding, to which Mr. Notebaert is a party because of his service to us.

        Mr. Notebaert has agreed that for two years following the termination of his employment for any reason, he will not directly or indirectly (i) engage in any business which is in direct competition with our business or any of our subsidiaries in the telecommunications business, (ii) hire any person who was employed by us or our subsidiaries or affiliates in a non-clerical professional position within the six month period preceding the date of hire or (iii) solicit any person doing business with us or our subsidiaries or affiliates to terminate such relationship.

        Oren G. Shaffer.    Mr. Shaffer's current base salary is $800,000 per year, and his current target bonus is 150% of his annual base salary. The terms of Mr. Shaffer's employment are governed by an amended and restated employment agreement dated as of August 19, 2004. The agreement provides for Mr. Shaffer's employment as Vice Chairman and Chief Financial Officer of Qwest. The term of the agreement is for two years beginning on July 8, 2002 and is automatically extended by twelve months on each anniversary of July 8, 2002 unless one party provides at least 90 days' written notice of non-renewal to the other. The agreement provides for a base salary of $800,000 per year, subject to increase (but not decrease) on an annual basis by the Compensation and Human Resources Committee. Pursuant to the agreement, Mr. Shaffer's target bonus will not be less than 150% of his base salary for the year, provided that we achieve the applicable financial and strategic objectives established for that year, and he was entitled to a minimum bonus of $600,000 for 2002 and $600,000 for the first six months of 2003. Mr. Shaffer received non-qualified options to purchase 2,000,000 shares of our common stock at an exercise price of $2.10 per share on July 8, 2002. The option award vests in four equal installments on each of the first four anniversaries of the award. To the extent not fully vested, on the earliest of a change in control, Mr. Shaffer's termination by reason of his death or disability, termination of his employment by us without cause, a constructive discharge of Mr. Shaffer, or non renewal by us of the agreement on any renewal date, all outstanding options and restricted stock will vest immediately. The definitions of change in control, cause and constructive discharge are identical to those in Mr. Notebaert's agreement.

        Mr. Shaffer is also entitled under the agreement to be provided with health and other employee benefits, fringe benefits and perquisites on the same basis as provided to our other senior executives. Mr. Shaffer's benefits also include reimbursement for expenses related to the negotiation of his prior employment agreement (including tax gross-up) and pension benefits (including the additional pension benefits described under "Pension Plans" above). In addition, following the termination of his employment for any reason other than cause, Mr. Shaffer is entitled to payment of costs for a private office, an executive assistant, telephone services and appropriate office and computer equipment for a period of five years.

        If Mr. Shaffer is terminated without cause, resigns for constructive discharge, or is notified by us of our decision not to renew the agreement upon any expiration date, he is entitled to receive a pro-rated annual bonus for the year of termination and the sum of two years' base salary and annual bonus at the then-current rate. However, if such termination, resignation or notification of non-renewal occurs within two years after a change in control, Mr. Shaffer is entitled to receive (i) pension benefits calculated as if he had two additional years of service at his then-current rate and were two years older and (ii) a pro-rated annual bonus for the year of termination and the sum of three years' base salary and annual bonus at the then-current rate. Mr. Shaffer is also entitled to reimbursement for any excise taxes to which he may be subject in connection with amounts or benefits he receives under the agreement. We have agreed to indemnify to the fullest extent permitted or authorized by law Mr. Shaffer against all liabilities and expenses incurred in any proceeding, and to advance reasonable expenses incurred by Mr. Shaffer in the defense of or participation in any proceeding, to which Mr. Shaffer is a party because of his service to us.

        Mr. Shaffer has agreed that for two years following the termination of his employment for any reason, he will not directly or indirectly (i) engage in any business which is in direct competition with our business or any of our subsidiaries in the telecommunications business, (ii) hire any person who was employed by us or our subsidiaries or affiliates in a non-clerical professional position within the six month period preceding the date of hire or (iii) solicit any person doing business with us or our subsidiaries or affiliates to terminate such relationship.

        Barry K. Allen.    Mr. Allen's current base salary is $670,000 per year, and his current target bonus is 150% of his annual base salary. The terms of Mr. Allen's employment are governed by an amended and restated employment agreement dated as of August 19, 2004. The agreement provides for Mr. Allen's employment as Executive Vice President, Operations of Qwest. The term of the agreement is for two years beginning on August 5, 2002 and is automatically extended by twelve months on each anniversary of August 5, 2002 unless one party provides at least 90 days' written notice of non-renewal to the other. The agreement provides for a base salary of $670,000 per year, subject to increase (but not decrease) on an annual basis by the Compensation and Human Resources Committee. Pursuant to the agreement, Mr. Allen's target bonus will not be less than 150% of his base salary for the year, provided that we achieve the applicable financial and strategic objectives established for that year, and he was entitled to a minimum bonus of for 2002 of $212,500. Mr. Allen received non-qualified options to purchase 350,000 shares of our common stock at an exercise price of $1.69 per share on August 5, 2002. The option award vests in four equal installments on each of the first four anniversaries of the award. To the extent not fully vested, on the earliest of a change in control, Mr. Allen's termination by reason of his death or disability, termination of his employment by us without cause, a constructive discharge of Mr. Allen, or non renewal by us of the agreement on any renewal date, all outstanding options and restricted stock will vest immediately. The definitions of change in control, cause and constructive discharge are identical to those in Mr. Notebaert's agreement.

        Mr. Allen is also entitled under the agreement to be provided with health and other employee benefits, fringe benefits and perquisites on the same basis as provided to our other senior executives. Mr. Allen's benefits also include reimbursement for expenses related to the negotiation of his prior employment agreement (including tax gross-up) and pension benefits (including the additional pension benefits described under "Pension Plans" above). In addition, following the termination of his employment for any reason other than cause, Mr. Allen is entitled to payment of costs for a private office, an executive assistant, telephone services and appropriate office and computer equipment for a period of five years.

        If Mr. Allen is terminated without cause, resigns for constructive discharge, or is notified by us of our decision not to renew the agreement upon any expiration date, he is entitled to receive a pro-rated annual bonus for the year of termination and the sum of two years' base salary and annual bonus at the then-current rate. However, if such termination, resignation or notification of non-renewal occurs within two years after a change in control, Mr. Allen is entitled to receive (i) pension benefits calculated as if he had two additional years of service at his then-current rate and were two years older and (ii) a pro-rated annual bonus for the year of termination and the sum of three years' base salary and annual bonus at the then-current rate. Mr. Allen is also entitled to reimbursement for any excise taxes to which he may be subject in connection with amounts or benefits he receives under the agreement. We have agreed to indemnify to the fullest extent permitted or authorized by law Mr. Allen against all liabilities and expenses incurred in any proceeding, and to advance reasonable expenses incurred by Mr. Allen in the defense of or participation in any proceeding, to which Mr. Allen is a party because of his service to us.

        Mr. Allen has agreed that for two years following the termination of his employment for any reason, he will not directly or indirectly (i) engage in any business which is in direct competition with our business or any of our subsidiaries in the telecommunications business, (ii) hire any person who was employed by us or our subsidiaries or affiliates in a non-clerical professional position within the six month period preceding the date of hire or (iii) solicit any person doing business with us or our subsidiaries or affiliates to terminate such relationship.

        Richard N. Baer.    Mr. Baer's current base salary is $550,000 per year, and his current target bonus is 150% of his annual base salary. Other terms of Mr. Baer's employment are governed by a severance agreement dated July 21, 2003, which is described below under "Other Change in Control Arrangements—Severance Agreements."

        Paula Kruger.    Ms. Kruger's current base salary is $400,000 per year, and her current target bonus is 100% of her annual base salary. Pursuant to a letter agreement dated August 20, 2003, Ms. Kruger was entitled to benefits under Qwest's relocation policy in connection with her move to Denver. Pursuant to a letter agreement dated August 19, 2004, Ms. Kruger received $25,000 (plus tax gross-up) in complete satisfaction of any remaining obligations under Qwest's relocation policy except that if Ms. Kruger purchases a home in Denver while employed by Qwest, she will be entitled to reasonable and customary closing costs associated with the purchase. Other terms of Ms. Kruger's employment are governed by a severance agreement dated September 8, 2003, which is described below under "Other Change in Control Arrangements—Severance Agreements."

Severance Agreements and Other Change in Control Arrangements

        Equity Incentive Plan.    Unless otherwise provided by the Compensation and Human Resources Committee at the time an award is granted, our Equity Incentive Plan provides that, on a "change in control," all awards granted under the Equity Incentive Plan will vest immediately. For this purpose, a "change in control" will be deemed to occur if either (1) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz, or a trustee or other fiduciary holding securities under an employee benefit plan of Qwest, acquires beneficial ownership of 50% or more of either (A) the then outstanding shares of common stock or (B) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors or (2) at any time during any period of three consecutive years after June 23, 1997, individuals who at the beginning of such period constitute our Board of Directors (and any new director whose election by our Board of Directors or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof. Options granted under the plan before June 1, 1998 were subject to a different definition of change in control that was triggered by the U S WEST merger. Options that we granted to our employees from June 1999 to September 2002 typically provide for accelerated vesting if the optionee is terminated without cause following a change in control. Since September 2002, options that we grant to employees at vice president level and above typically provide for accelerated vesting and an extended exercise period upon a change of control, and options that we grant to all other employees typically provide for accelerated vesting if the optionee is terminated without cause following a change in control.

        Severance Agreements.    We entered into Severance Agreements with Mr. Baer on July 21, 2003 and with Ms. Kruger on September 8, 2003. Pursuant to these agreements, if we terminate any of these executives without "cause" (as defined below), the executive is entitled to receive a severance amount equal to one-and-one-half times the executive's highest annual base salary in effect during the preceding 12 months, payable over an 18-month period. In addition, if at the end of the 18-month period the executive has not breached or threatened to breach any part of the agreement, the executive will also receive a lump-sum payment equal to one-and-one half times the executive's highest target annual bonus in effect during the 12 months preceding the termination. If we terminate the executive without cause, or the executive terminates his or her employment with "good reason" (as defined below), in either case within two years following a "change in control" as defined in our Equity Incentive Plan, the executive will receive a severance payment equal to three times the executive's annual base salary in effect at the time of termination (or at the change in control, if greater), plus three times the executive's target annual bonus in effect at the time of termination (or at the change in control, if greater), plus a prorated bonus for the portion of the bonus payment measurement period during which the executive was employed prior to the termination. For the purposes of the severance agreements, "cause" means (1) commission of an act of dishonesty, fraud, misrepresentation or other act of moral turpitude that would reflect negatively upon us or compromise the performance of the executive's duties, (2) unlawful conduct resulting in material injury to us, (3) conviction of a felony or misdemeanor involving moral turpitude, (4) continued failure to perform the executive's duties, or (5) willful violation of our code of conduct or other policies resulting in injury to us; and "good reason" means (i) a reduction of the executive's compensation, (ii) a material reduction of the executive's responsibilities, (iii) our material breach of the agreement, (iv) our failure to obtain the agreement of any successor to honor the terms of the agreement, or (v) a requirement that the executive's primary work location be moved to a location more than 35 miles from the executive's prior primary work location.

        In order to receive any severance payment, the executive must execute a full waiver and release agreement with us. The waiver agreement contains a provision requiring the executive to pay back to us any severance received by the executive if after the payments are made it is determined that the executive engaged in conduct constituting "cause" while employed by us. Under the agreements, in the event of a covered termination we will also be required to pay the executive's premiums for continuing health care coverage under COBRA for up to 18 months, plus an amount necessary to cover any excise taxes to which the executive might become subject as a result of the above benefits. The agreements prohibit the executive from disclosing or making use of our confidential information after a termination of employment, and from competing against us for 18 months, or inducing any of our employees from leaving our employment for twelve months, after such termination.

Compensation and Human Resources Committee Report on Executive Compensation

        This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

General

        Phillip F. Anschutz, Thomas J. Donohue (Chairman), Frank P. Popoff and Craig D. Slater presently serve on the Compensation and Human Resources Committee. Qwest's Board of Directors has determined that each member of the Committee qualifies as an independent director based on Qwest's Guidelines on Significant Governance Issues and, therefore, they are independent within the meaning of the NYSE's listing standards.

Compensation Philosophy

        Under the supervision of the Committee, Qwest has developed and implemented executive compensation policies, plans and programs that seek to attract and retain qualified and talented executives and enhance the profitability of Qwest while passing the scrutiny of our key audiences—stockholders, employees, customers, suppliers, and the public. The Committee also seeks to provide a balanced mix of cash and equity-based compensation to align executives' interests with stockholders' short-term and long-term goals and encourage executives to act as equity owners.

        The Committee uses a variety of compensation elements to achieve the objectives listed above, including:

  •
  base salary;

  •
  annual incentive compensation;

  •
  long-term incentive compensation; and

  •
  other compensation.

        The Committee seeks to set executive compensation at appropriate and competitive levels. In this regard, the Committee relies on market data collected and analyzed by independent compensation consultants. The market data is reviewed annually and includes information gathered from independent surveys and proxy statements. The Committee believes that base salary and target total compensation (including at-risk, annual performance-based pay and equity-based incentives) should be targeted generally at 50th percentile for an executive who is meeting performance expectations. Additionally, the Committee believes that annual performance-based compensation should be based upon Qwest's financial performance relative to pre-established performance targets and that long-term equity-based incentive compensation should directly align with the value created for stockholders.

Base Salary

        Executive salaries are designed to be competitive compared with prevailing market rates for equivalent positions. An executive's actual salary is based on a variety of additional factors, including level of responsibility, scope and impact of decision-making, experience and future potential, the recommendations of the Chief Executive Officer and internal and external comparability. As noted above, for purposes of evaluating comparability and competitive market pricing, the Committee reviews annual executive compensation salary surveys prepared by independent compensation consultants as well as proxy statement data. The survey and proxy statement data encompasses information from companies within the telecommunications and related industries, as well as from companies of similar size in other industries.

        The Committee generally reviews executive salaries annually and makes salary adjustments based on the above noted factors.

Annual Incentive Compensation

        During 2004, Qwest's executives participated in the 2004 Qwest Management Bonus Plan. The purpose of the bonus plan is to tie a portion of each participant's compensation to corporate goals and individual achievements. Under the bonus plan, an executive's bonus payment is calculated using his or her bonus target percentages (expressed as a percentage of base salary) and is adjusted based on a combination of corporate, business unit and individual performance. Corporate and business unit performance is determined by a weighted average of a combination of measures, which may include revenue, operating results, net income, cash flow, capital expenditures and imperatives depending on the department in which the executive works. Individual performance is determined by an evaluation by the CEO of overall executive performance compared to established performance objectives and behaviors exhibited by the executive compared to Qwest's brand attributes and values. In February 2004, the Committee approved performance targets for each of the measures described above. In February 2005, the Committee determined that the pre-established performance targets were attained and consequently approved the payment of bonuses under the bonus plan.

Long-Term Incentive Compensation

        Qwest has established an Equity Incentive Plan that allows for the granting of stock options, restricted stock awards, stock appreciation rights, stock bonuses and stock units. The purpose of this plan is to provide participants with added incentives to continue in the long-term service of Qwest and to create in participants a more direct interest in the future success of the operations of Qwest by relating incentive compensation to increases in stockholder value. The Committee has generally chosen stock options as the main vehicle of long-term incentive compensation for executives. These options typically vest in equal annual installments over a four-year period beginning one year from the date of grant, have a ten-year term and are granted with an exercise price equal to the fair market value of Qwest common stock on the date of grant. On an annual basis, the Committee reviews and approves the amount of each executive's stock option grant. In making its determinations, the Committee considers factors such as market data, the results achieved by the executive for the prior year, the executive's base salary, and the Committee's appraisal of the future potential of long-term contributions of the executive. An appraisal of the executive from Qwest's Chief Executive Officer, or CEO, is also taken into consideration.

Other Compensation

        In addition to the compensation elements discussed above, Qwest provides executives an annual flexible benefit payment, as well as the option to participate in a deferred compensation plan, a non-qualified pension plan, and other benefit plans available to all employees generally. Some of Qwest's executives are also entitled to personal use of Qwest's corporate aircraft. The annual flexible benefit payment is a cash payment made at the beginning of each year in lieu of the various perquisites commonly paid to executives. Qwest offers a deferred compensation plan that allows certain employees, including the executives, to defer receipt of their salary and/or annual incentive compensation into Qwest common stock or cash accounts that mirror the gains and/or losses of several different investment funds. Executives are also eligible to participate in a non-qualified pension plan, under which executives who receive compensation that exceeds certain Internal Revenue Service limits receive a non-qualified pension benefit that pays the executive three percent of his or her compensation that exceeds the IRS limits. The Committee believes that the other compensation awarded to executives is generally competitive with the benefit packages offered by comparable employers. From time to time, Qwest obtains market data to ensure that such benefit plans and programs remain competitive and, if necessary, reviews that data with the Committee.

Compensation of the CEO

        The Committee meets annually in executive session to review the CEO's compensation. In reviewing each element of the CEO's compensation, the Committee considers the various factors described above, with particular attention to market data, the specific results achieved by the CEO and his future potential impact on Qwest. Based on its review, the Committee believes the CEO's total compensation in the aggregate to be reasonable and not excessive.

Base Salary

        For 2004, Mr. Notebaert received $1.1 million in salary, which is the annual salary that has been in effect for him since he was hired in June 2002. Based on a review of market data prepared by an independent compensation consultant regarding CEO compensation at other companies within the telecommunications and related industries, the Committee continues to consider this level of base salary appropriate.

Annual Incentive Compensation

        In February 2005, the Committee raised Mr. Notebaert's bonus target percentage to 200% from 150%, which was the bonus target percentage that had been in effect for him since he was hired in June 2002. In raising Mr. Notebaert's bonus target percentage, the Committee considered the competitive market data discussed above and noted that Mr. Notebaert's combined salary and annual target bonus placed Mr. Notebaert at or below the 25% percentile as compared to peer company CEOs. In February 2005, the Committee awarded Mr. Notebaert a $2,970,000 annual bonus under the 2004 Qwest Management Bonus Plan. In accordance with the bonus plan, Mr. Notebaert's bonus payment was calculated using his bonus target percentage of 150% (as a percentage of base salary) and adjusted based on corporate performance of 100% (as determined by the Committee based on Qwest's performance as compared to the bonus plan's pre-established revenue, net income and cash flow targets) and individual performance of 180%. In determining Mr. Notebaert's individual performance percentage, the Committee considered, among other things: the competitive market data discussed above; Qwest's financial performance, including improved revenue trends and a significant decrease in facility costs; improved shareholder return as compared to Qwest's peer group average; improved customer satisfaction ratings; and Mr. Notebaert's leadership and success in implementing strategic initiatives, such as the successful launch of VoIP, increased penetration in DSL and long distance markets, improved media relations and resolution of certain legal matters and investigations.

Stock Option Grant

        The Committee granted Mr. Notebaert a stock option for two million shares of Qwest common stock, with a grant date of March 4, 2005. This option vests in equal annual installments over a four-year period beginning on March 4, 2006, has a ten-year term and has an exercise price equal to $3.89, which was the fair market value of Qwest common stock on the date of grant. The Committee determined the amount of this reward after reviewing the competitive market data and Mr. Notebaert's individual performance, both of which are discussed above, and believes this grant is consistent with the average grants made to peer company CEOs.

Other Compensation

        In addition to benefits available to all employees generally and in accordance with Mr. Notebaert's amended and restated employment agreement, in 2004, Mr. Notebaert received other compensation including without limitation an annual flexible benefit payment, personal use of Qwest's corporate aircraft, financial consulting services, and a private office, executive assistant and related office and computer equipment and services. The Committee believes the other compensation awarded to Mr. Notebaert in 2004 to be reasonable.

Deductibility of Compensation

        The Committee has carefully considered Section 162(m) of the Internal Revenue Code and believes Qwest's pay-for-performance practices ensure that executive compensation is strongly tied to performance. The Committee believes it is in the best interests of Qwest and its stockholders to comply with the tax law while still preserving the flexibility to reward executives consistent with Qwest's pay philosophy for each compensation element. The Committee is obligated to the stockholders of Qwest to recognize and reward performance that increases the value of Qwest. On occasion, it may not be possible to satisfy all of the conditions of Section 162(m) for deductibility and still meet Qwest's compensation needs. Accordingly, the Committee will exercise discretion in those instances where tax law considerations would compromise the interests of stockholders.

Conclusion

        It is the opinion of the Committee that Qwest's executive compensation strategy aligns Qwest's executive compensation practices with corporate performance and the best interests of stockholders by ensuring the continuity and ongoing development of a strong leadership team with interests that are fully aligned with those of Qwest's stockholders.

Philip F. Anschutz
Thomas J. Donohue, Chairman
Frank P. Popoff
Craig D. Slater

Performance Measurement Comparison

        The following graph compares the cumulative total stockholder return of our shares of common stock from December 31, 1999 to December 31, 2004 against the cumulative total stockholder return of (1) the Standard & Poor's 500 Composite Stock Price Index, (2) the New York Stock Exchange Composite Index, and (3) the S&P 500 Integrated Telecommunications Services Index (which, at December 31, 2004, consisted of us, ALLTEL Corporation, AT&T Corporation, BellSouth Corporation, Century Telecommunications, Inc., Citizens Communications Company, SBC Communications Inc., Sprint Corporation and Verizon Communications Inc. All values assume that $100 was invested on December 31, 1999 in our common stock and each applicable index and all dividends were reinvested.

        This performance graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Security Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed "soliciting material" or be deemed "filed" under either such Acts.

CUMULATIVE TOTAL STOCKHOLDER RETURN
(Dividends reinvested monthly)

Company/Index	12/99	12/00	12/01	12/02	12/03	12/04
Qwest Communications International Inc.	100	95.06	32.91	11.64	10.06	10.34
S&P 500 Index	100	90.90	80.09	62.39	80.29	89.03
NYSE Composite Index	100	101.01	90.70	72.72	94.01	105.44
S&P 500 Integrated Telecommunications Services Index	100	64.48	58.39	40.62	40.52	46.08

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation and Human Resources Committee consisted of Philip F. Anschutz, Thomas J. Donohue, Frank P. Popoff and Craig D. Slater during 2004. No member of the Compensation and Human Resources Committee of our Board has been an officer or employee of Qwest or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or the Compensation and Human Resources Committee of our Board.

        Mr. Anschutz is Chairman and Chief Executive Officer of Anschutz Company, our largest stockholder. Mr. Slater is the Executive Vice President of Anschutz Company. Mr. Harvey is the President and Chief Operating Officer of Anschutz Company. Certain transactions and relationships that took place or existed in 2004 between us and Anschutz Company or its affiliates are described below. You can find information about transactions and relationships that took place or existed prior to 2004 in our previous filings with the SEC. We have no basis to believe that any of these transactions occurred on terms that were in any way less fair to Qwest than terms that could have been obtained from third parties.

        Until October 31, 2004, we rented one of our corporate offices in Denver, Colorado at prevailing market rates from an entity associated with Mr. Anschutz and Anschutz Company. During 2004, we paid this entity approximately $2.5 million for rent and related operating expenses. The lease expired on October 31, 2004. We also paid various Anschutz Company subsidiaries in 2004 approximately $225,000 in worker's compensation payments for claims relating to periods prior to our merger with U S WEST in June 2000 and approximately $37,000 for use of entertainment and meeting facilities and services. During 2004, various entities associated with Mr. Anschutz and Anschutz Company paid us at prevailing market rates approximately $3.9 million for telecommunications and related services. In January 2004, we entered into an additional sales agreement with an entity associated with Mr. Anschutz and Anschutz Company pursuant to which we agreed to provide to such entity approximately $3 million in telecommunications and related services at prevailing market rates over two years. We believe the terms of the transactions described in this paragraph are equally favorable to us as the terms we could have received from an independent third party.

        In April 1999, we entered into a registration rights agreement with Anschutz Company generally covering all of the shares owned by Anschutz Company and one of its affiliates. The agreement provides for eight demand registrations and unlimited piggyback registrations. Demand registrations must cover at least 5 million shares.

        In October 1999, we and Anschutz Digital Media, Inc. ("ADMI"), a subsidiary of Anschutz Company, formed a joint venture called Qwest Digital Media, LLC ("QDM"), which provided advanced digital production, post-production and transmission facilities; digital media storage and distribution services; telephony based data storage; and enhanced access and routing services. At inception, we and ADMI each owned 50% equity and voting interest in QDM. In June 2000, we acquired an additional 25% interest in QDM directly from ADMI. Following this transaction, we owned a 75% economic interest and 50% voting interest in QDM, and ADMI owned the remaining 25% economic interest and 50% voting interest. Prior to 2003, in connection with the operation and subsequent shutdown of QDM's business, ADMI and we made several loans to QDM approximately in accordance with our respective economic interests in QDM. As of December 31, 2004, the aggregate principal balance and accrued interest outstanding on loans to QDM from ADMI and us was $4.6 million and $12.8 million, respectively. We and ADMI have each written off all outstanding balances on such loans.

        In October 1999, we agreed to purchase certain telephony related assets and all of the stock of Precision Systems, Inc., a telecommunications solutions provider, from ADMI in exchange for a promissory note in the amount of $34 million. The note bears interest at 6% annually with semi-annual interest payments and annual principal payments due through 2008. During 2004, we paid approximately $1.8 million in interest and $3.7 million in principal on the note. At December 31, 2004, the outstanding accrued interest on the note was approximately $400,000, and the outstanding principal balance on the note was approximately $26.5 million.

        We are a party to tax sharing agreements with Anschutz Company with respect to federal and state income taxes attributable to periods prior to June 1998 and during which we were included in Anschutz Company's consolidated tax returns. During 2004, we paid approximately $667,861 in legal and related fees and expenses in connection with litigation currently pending in the United States Tax Court against Anschutz Company concerning tax liabilities for the 1994 through 1996 fiscal years. Similar claims have been asserted with respect to the 1997 to 1998 audit period. We have assumed responsibility for the defense of these actions because the matters at issue relate solely to our operations and the outcome of the litigation could affect our tax liability with respect to subsequent tax years. In March 2005, we entered into an agreement with Anschutz Company to resolve certain uncertainties regarding the allocation of tax liabilities under the tax sharing agreements. Under the terms of the agreement, if we were to lose this issue for tax years 1994 through 1998, we estimate that we would have to pay $57 million plus interest to Anschutz Company. We believe the terms of the agreement are equally favorable to us as we could have received from an independent third party.

        In January 2005, we entered into an Aircraft Time Sharing Agreement with a subsidiary of Anschutz Company pursuant to which we may lease corporate aircraft owned by such subsidiary on a time sharing basis at a cost equal to two times fuel and fuel-related costs, plus other expenses related to our use of the aircraft. The Aircraft Time Sharing Agreement expires on December 31, 2005. We believe the terms of this transaction are equally or more favorable to us as compared to the terms we could have received from an independent third party.

        Mr. Donohue is the President and Chief Executive Officer of the U.S. Chamber of Commerce, a business federation located in Washington D.C. In 2004, we contributed $100,000 to the U.S. Chamber of Commerce. We believe this contribution is consistent with those made by corporations of similar size.

AUDIT COMMITTEE REPORT

        This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

        Our Audit Committee is composed of four independent directors, based on Qwest's Guidelines on Significant Governance Issues and, therefore, they are independent within the meaning of the NYSE's listing standards: Linda G. Alvarado; Charles L. Biggs; K. Dane Brooksher; and Peter S. Hellman (Chairman). The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent public accountants for the purpose of preparing or issuing an audit report or related work.

        Management is responsible for Qwest's financial statements, internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent accountants included in their report on Qwest's financial statements. Furthermore, the Audit Committee's considerations and discussions with management and the independent accountants do not assure that Qwest's financial statements are presented in accordance with generally accepted accounting principles, that the audit of Qwest's financial statements has been carried out in accordance with generally accepted auditing standards, or that the independent accountants are in fact "independent."

        The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the above-mentioned reviews and discussions and the report of the independent accountants to the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee, exercising its business judgment, recommended to our Board on February 16, 2005 that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Audit Committee

  Linda G. Alvarado
  Charles L. Biggs
  K. Dane Brooksher
  Peter S. Hellman, Chairman

PROPOSAL NO. 2

RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF KPMG LLP
AS OUR INDEPENDENT AUDITOR FOR 2005

        The Audit Committee has appointed the firm of KPMG LLP as the independent auditor to audit the accounts of Qwest and its subsidiaries for the year 2005. This firm has audited the accounts and records of Qwest since May 2002. Representatives of KPMG LLP are expected to attend the Annual Meeting and to respond to appropriate questions, and they will have the opportunity to make a statement if they wish.

        In the event stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of Qwest and its stockholders.

Recommendation of the Board of Directors

        The Board of Directors recommends that you vote FOR the ratification of KPMG LLP as our independent auditor for 2005. Proxies will be voted FOR this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL

        The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, which is the beneficial holder of 1,000 shares of Qwest's common stock, has given notice of its intention to present a proposal at the 2005 Annual Meeting. The proposal and the proponent's supporting statement appear below in italics.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management's Statement below.

"Resolved: Shareholders of Qwest Communications International, Inc. ("Qwest") urge the Board of Directors (the "Board") to adopt a policy that all members of the executive compensation, audit, and nominating and corporate governance committees shall be independent; provided, however, that in the event that the Board lacks sufficient independent directors, compliance with this policy is excused. For the purposes of this policy, an "independent' director is one who in the last five years has not:

  •
  been employed by Qwest;

  •
  been employed by, or been a director of, a Qwest affiliate;

  •
  been an employee, director or owner of a paid advisor or consultant to Qwest;

  •
  received revenue of at least $50,000 for being a paid advisor or consultant to an executive officer of the corporation;

  •
  been employed by, or had a five-percent or grater ownership interest in, a third party that provides payments to or receives payments from Qwest which account for one percent of the third party's or one percent of Qwest's consolidated gross revenue in any single fiscal year;

  •
  been paid or received more than $50,000 under a personal services contract with Qwest or with an executive officer of Qwest;

  •
  been an employee or director of a foundation, university or other non-profit organization to which Qwest has contributed the lesser of $100,000 or one percent of total annual donations, or been a direct beneficiary of any donations to such an organization;

  •
  been an employee, director, or a five-percent or greater owner of a third-party entity that is a significant competitor of Qwest;

  •
  been part of an interlocking directorate in which Qwest's CEO or other employee serves on the board of another a [sic] third-party entity (whether for-profit or not-for-profit) that employs the Qwest director.

For purposes of this definition, "Qwest" includes any affiliate of Qwest.

SUPPORTING STATEMENT

The above resolution is based on a director independence definition developed by the Council of Institutional Investors, an organization of over 130 pension funds with $3 trillion in assets. In our view, the New York Stock Exchange's and Qwest's own director independence standards may not sufficiently prohibit conflicts of interest that may compromise director objectivity.

Independent proxy voting consultant Glass Lewis & Co. has determined that all three members of Qwest's Nominating and Corporate Governance Committee are affiliated with Qwest, as are three of the four Compensation and Human Resources Committee members (Proxy Paper, April 25, 2004). For example, Qwest Director Thomas J. Donohue, who serves on both committees, is the President and CEO of the U.S. Chamber of Commerce, to which Qwest contributed $100,000 in December 2003.

In our view, good corporate governance requires truly independent directors. For the above reasons, please vote FOR this proposal.

Management's Statement AGAINST Stockholder Proposal

        The Board has adopted Qwest's Guidelines on Significant Governance Issues, which require, among other things, that each member of Qwest's audit, compensation and nominating committees be independent under NYSE standards. This requirement is consistent with the standards that apply to companies listed on the NYSE. The Board believes that the NYSE standards assure a thorough and thoughtful process for determining the independence of Qwest's directors and committee members and that the definition of independence put forward by the proponent is unduly rigid and unnecessary.

        The NYSE's director independence rules were developed during a long period of deliberation, during which many parties, including the SEC, provided input. These rules make it clear that the test for independence should be "independence from management" as determined by a board of directors, not a prohibition on any commercial relationships. For a director to be independent, the Board must broadly consider all relevant facts and circumstances and affirmatively determine that the director has no material relationship with Qwest. The NYSE rules also set forth several specific and objective tests that define when a director is not independent. Based on the NYSE rules, the Board has carefully considered the qualifications, affiliations and relationships of each of Qwest's directors and has determined that each member of its audit, compensation and nominating committees is independent. In the Board's view, it is not possible to anticipate or explicitly provide for all relationships that might signal a conflict of interest or bear on the materiality of a director's independence. As such, the Board believes that the independence standards set forth in the proposal are, in many cases, arbitrary, vague and subject to varying interpretations and would unduly limit the Board's ability to recruit and appoint committee members who are best suited and most experienced for those positions. Many highly qualified candidates would be disqualified simply because they or an entity with which they are affiliated had even an insignificant commercial relationship with Qwest. The Board believes that it is particularly important that an entity of the size and with the scope of operations of Qwest be able to recruit and appoint as many individuals with broad knowledge and background as directors as possible.

        The Board believes that it has adopted high standards for director independence and that the proposed change would arbitrarily restrict the composition of Qwest's audit, compensation and nominating committees and inappropriately limit Qwest's ability to adapt to changing business circumstances. Regardless of the set of rules one chooses to measure independence, the Board believes that the independence of its directors and committee members from management is unassailable, and it strongly disagrees with the proponent's suggestion that certain directors are less than "truly independent."

        For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted AGAINST this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL

        Hazel A. Floyd, 4660 Newton Street, Denver, Colorado 80211, who owns 1,050 shares of Qwest's common stock; Jaclyn J. Prokesh, 625 South Alton Way 5D, Denver, Colorado 80247-1757, who owns 1,967 shares of Qwest's common stock; and Richard M. Schneider, 14121 W. 72nd Avenue, Arvada, Colorado 80005, who owns 300 shares of Qwest's common stock, have given notice of their intention to present a proposal at the 2005 Annual Meeting. The proposal and the proponents' supporting statement appear below in italics.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management's Statement below.

RESOLVED: Shareholders request that the Board adopt a policy to seek shareholder approval of any future supplemental executive retirement plan ("SERP") or individual retirement arrangement for senior executives that provides preferential benefit formulas, or supplemental pension benefits, not provided to other managers under the Company's regular tax-qualified pension plan. Implementation of this policy shall not breach any existing employment agreements or vested benefits.

For this resolution, "SERP" refers to any plan that supplements the Qwest Pension Plan with benefits above the compensation limits set by the Internal Revenue Code.

SUPPORTING STATEMENT: Companies typically establish SERPs to provide pension benefits that exceed the IRS limitations on benefits that can be paid from tax-qualified pension plans.

Qwest's 2004 proxy discloses that Qwest has established a SERP that applies a more generous rate-of-return to the pension account balances of executive officers. In addition, Qwest's two highest-paid executives receive an additional pension benefit that guarantees them the extraordinary SERP benefits they would have earned had they stayed with their previous employer.

An amount equal to 3% of each officer's eligible pay (salary plus bonus) is "credited to a hypothetical account balance." At year end, this account balance is first credited with a rate of interest equal to the average 30-year Treasury bond rate. The account balance is then credited with "an additional interest credit" if the "cumulative rate of appreciation in the price of [Qwest's] common stock" is greater than the Treasury bond rate.

While this variable credit is potentially far more generous than the formulas that apply to the Company's regular employee and management pension plans, the additional SERP benefits guaranteed to CEO Notebaert and to CFO Shaffer are in a different league altogether. Notebaert and Shaffer are eligible to receive millions of dollars in additional pension payouts based on applying the SERP formulas that were in place at their previous employer, SBC Communications. Notebaert and Shaffer would accumulate an estimated lump sum pension payout under this provision of $12.1 million and $3.1 million, respectively, assuming they remain at Qwest until age 65.

In addition to the tremendous disparity and substantial cost of this senior executive benefit, guaranteeing the CEO and CFO the same extraordinary SERP formula they would have received at SBC does nothing, in our view, to align management incentives with shareholder interests.

Moreover, Notebaert and Shaffer have employment agreements that include a "pension parachute." If they terminate "without cause" within two years after a Change in Control, their pension benefit is calculated as if they had two additional years service credit and were two years older.

Last year the Board adopted a shareholder proposal seeking approval of certain future "golden parachute" severance agreements. We believe the award of extraordinary pension benefits should likewise be submitted for shareholder approval, as part of a "checks and balances" system to encourage reasonable formulas for future agreements.

Because prior shareholder approval is often not practical, the Company would have the option to seek approval after the material terms of an executive's employment agreement are determined.

Management's Statement AGAINST Stockholder Proposal

        Qwest believes that approval of this proposal would put it at a significant competitive disadvantage and would therefore be detrimental to the interests of our stockholders. The Board believes that it is important that executive compensation be competitive with that of our competitors and with companies of similar size across all industries. The Board oversees the compensation arrangements for Qwest's executive officers, primarily through the Compensation and Human Resources Committee, which the Board has determined consists entirely of independent directors. The Board recognizes its responsibility to make executive compensation decisions in a manner it believes to be in the best interest of Qwest and its stockholders. In order to attract, retain and reward executives in a competitive business environment, it is critical that Qwest retain the flexibility to design, without delay, employment arrangements that address the specific facts and circumstances of each executive's situation. This flexibility would be substantially undermined by a requirement for stockholder approval.

        The Board believes that the award to certain key executives of preferential benefit formulas, when used judiciously under appropriate circumstances, promotes stockholders' interests by enabling Qwest to recruit and retain the most qualified executive officers. Qwest does not enter into these arrangements on a routine basis or with large numbers of executives. Owing to the market competition for qualified executives, Qwest must have the ability to offer competitive employment packages to motivate valuable executives to relocate to Qwest, particularly when to do so would require the executive to forfeit substantial retirement benefits that he or she accrued elsewhere. Although the proposal states that stockholder approval can be obtained after the material terms of benefits are agreed upon, this solution is not practical. Adoption of the proposal would lead to Qwest's having either to incur significant time and expense to convene a special stockholders meeting for the sole purpose of voting on this type of arrangement or delay finalizing a prospective executive's compensation package until after its approval at the annual stockholders' meeting. In either case, Qwest would be at a significant competitive disadvantage in attracting qualified executives who decline to be subject to the uncertainty created by the stockholder approval requirement.

        For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted AGAINST this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL

        Philip M. Graham, 1833 East Gary Street, Mesa, Arizona 85203, who is the beneficial holder of 1,072 shares of Qwest's common stock, W. Earl Powles Jr., 1301 W. Dunlap Avenue, Phoenix, Arizona 85021, who is the beneficial holder of 1,220 shares of Qwest's common stock, and William A. Eckhardt, 16914 E. Britt Court, Fountain Hills, Arizona 85268, who is the beneficial holder of 931 shares of Qwest's common stock, have given notice of their intention to present a proposal at the 2005 Annual Meeting. The proposal and the proponents' supporting statement appear below in italics.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management's Statement below.

RESOLVED: The shareholders of Qwest Communications request the Board to adopt a policy whereby, in the event of a substantial restatement of financial results, the Board will review all bonuses and other performance-based compensation made to executive officers during the period of the restatement and pursue all legal remedies to recover, for the benefit of the Company, all such compensation to the extent that the restated results did not exceed the original performance targets.

SUPPORTING STATEMENT

We believe that executive compensation should be closely tied to actual financial performance—and that the Company should seek to recover for shareholders any performance-based compensation that is awarded due to fraudulent or erroneous financial results.

Recent evidence suggests that recovering ill-gotten compensation for shareholders is not the Company's policy or practice despite recent substantial earnings restatements and the $750 million set aside to pay settlements or judgments related to the Company's accounting scandals.

Last October, Qwest agreed to pay $250 million—which cannot be paid by insurance—to settle Securities and Exchange Commission (SEC) charges that it engaged in massive accounting fraud between 1999 and 2001.

The SEC charged that Qwest "fraudulently recognized over $3.8 billion in revenue and excluded $231 million in expense as part of a multi-faceted fraudulent scheme to meet optimistic and unsupportable revenue and earnings projections." Qwest's restated loss for 2000 and 2001 alone was $2.5 billion larger than originally reported.

Excluding Qwest founder Phillip [sic] Anschutz, Qwest's executive officers and board members netted a cumulative profit of $640 million through the sale of Qwest stock from 1997 to 2001. Former CEO Joe Nacchio netted more than $230 million in stock sales between 1999 and 2001, while former Board Chairman Anschutz reaped $1.85 billion, according to the Denver Post.

Qwest's long-term shareholders did not fare so well. Qwest's stock price plunged from a post-merger high of $60 to nearly $1 after the initial restatement and Nacchio's forced resignation in June 2002.

Rather than pursue restitution, Qwest's Board agreed to pay Nacchio an additional $12.23 million in severance, a $3 million consulting contract, medical benefits for life, and free long-distance services for 10 years (a benefit Qwest subsequently eliminated for many of its retirees).

Last year the SEC brought charges against eight ex-Qwest executives and sought restitution of "ill-gotten gains," including bonuses, equity grants and other compensation. Two executives agreed last June to pay $380,000 into a fund for investors.

In contrast, Qwest's Board has made no public statement about what steps it will take to recoup the far larger bonuses and profits on the exercise of equity grants paid to executive officers based on the restated financial results.

The Board's failure to take such action would be a serious omission, in our view. Qwest should consistently follow its policy of incentive-based compensation. When there is a substantial restatement of earnings—particularly one resulting from fraud or mismanagement—the Board should undertake to recoup money that was not earned or deserved and, in our view, belongs to shareholders.

Please vote FOR this resolution.

Management's Statement AGAINST Stockholder Proposal

        The Board has already implemented a policy that it believes addresses the issue raised by the proponents, while preserving the Board's ability to fulfill its fiduciary obligations to Qwest and its stockholders. As such, the Board believes the proponents' policy is duplicative and therefore unnecessary. In addition, the Board believes the policy put forth by the proponents significantly limits the Board's ability to act within the best interests of Qwest and its stockholders and is unduly rigid because it does not allow the Board to consider additional factors that the Board may determine are important in evaluating whether Qwest should seek to recover certain performance-based compensation.

        Under the Board's current policy, if the Board determines that a senior executive officer of Qwest was improperly compensated as a result of any future substantial restatement of previously issued financial statements and it is in the best interests of Qwest to recover performance-based compensation paid to such senior executive officer, then the Board will pursue all reasonable legal remedies to recover the performance-based compensation in question. In determining whether a senior executive officer was improperly compensated, the Board is required to make a determination as to whether the restated results would have resulted in the same performance-based compensation for the senior executive officer, and, if not, then the Board must consider several factors, including the best interests of Qwest, whether the restatement was the result of misconduct on the part of any senior executive officer, the additional amount of compensation paid to any senior executive officer and any other facts and circumstances that the Board deems appropriate for consideration in the exercise of its fiduciary obligations to Qwest and its stockholders.

        The Board believes its current policy provides the necessary balance between recovering improper compensation and ensuring that any such recovery is truly in the best interests of Qwest and its stockholders. The Board's current policy also gives the Board the flexibility to consider additional facts and circumstances that it believes are important to its evaluation of whether to seek recovery of certain performance-based compensation. For these reasons, the Board believes its current policy is superior to, and eliminates the need for, the policy advocated by the proponents.

        For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies and Procedures

        The Audit Committee of our Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent public accountant. Pursuant to the Audit Committee's charter, which was amended and restated on May 8, 2003 and further amended on February 19, 2004 and December 16, 2004, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor. The approval may be given as part of the Audit Committee's approval of the scope of the engagement of our independent auditor or on an individual basis. The pre-approval of non-audit services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee. Our independent auditor may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act.

Fees Paid to the Independent Auditor

        We first engaged KPMG LLP to be our independent auditor in May 2002. The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by KPMG for the fiscal years ended December 31, 2004 and 2003 included in our annual report on Form 10-K for the year ended December 31, 2004, are set forth in the table below.

	2004	2003
	(Dollars in thousands)
Audit fees	$8,589	$9,496
Audit-related fees	2,875	7,075
Tax fees	497	731

Subtotal	11,961	17,302
All other fees	—	63

Total fees	$11,961	$17,365

        For purposes of the preceding table, the professional fees are classified as follows:

  •
  Audit Fees—These are fees for professional services billed for the audit of the consolidated financial statements included in our Form 10-K filings, the review of consolidated financial statements included in our Form 10-Q filings, comfort letters, consents and assistance with and review of documents filed with the SEC. Audit fees for each year shown include amounts billed to us through the date of this proxy statement for that particular year.

  •
  Audit-Related Fees—These are fees for assurance and related services that traditionally are performed by our independent accountant. More specifically, these services include: international statutory audits; regulatory filings; the audit of certain of our subsidiaries' annual financial statements; employee benefit plan audits; due diligence services related to mergers, acquisitions and dispositions; internal control reviews; attestation services that are not required by statute or regulation; and audits of the financial statements of certain of our subsidiaries required in connection with acquisitions or dispositions of such subsidiaries. Also included are fees for assistance with the initial steps of compliance with the rules of Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, and assistance with the internal audit department's company-wide risk assessment. KPMG's assistance with the initial steps of our compliance with SOX 404 has been reviewed to ensure compliance with applicable independence rules and the rules of the SEC.

  •
  Tax Fees—These are fees for all professional services performed by professional staff of our independent accountant's tax division except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to mergers, acquisitions and dispositions, and requests for rulings or technical advice from taxing authorities.

  •
  All Other Fees—These are fees for other permissible services performed that do not meet the above category descriptions.

        SEC rules effective as of May 6, 2003 require our Audit Committee to pre-approve all audit and permissible non-audit services provided by our independent auditor (with certain limited exceptions). Since the effective date of these rules, all of the services performed by KPMG described above were approved in advance by our Audit Committee.

ANNUAL REPORT ON FORM 10-K

        If you request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2004. You should send your written requests to our Corporate Secretary at Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.

OTHER MATTERS

        We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this proxy statement. If you grant a proxy, the persons named as proxy holder, Richard C. Notebaert and Richard N. Baer, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

By Order of the Board of Directors

Richard N. Baer Executive Vice President, General Counsel and Corporate Secretary

Denver, Colorado
April 6, 2005

ANNEX A

CHARTER OF THE AUDIT COMMITTEE
of the
BOARD OF DIRECTORS
of
QWEST COMMUNICATIONS INTERNATIONAL INC.

1.
Purpose.    The purpose of the Committee is to assist the Board of Directors (the "Board") of Qwest Communications International Inc. (the "Company") in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent public accountants' qualifications and independence, and (d) the performance of the Company's internal audit function and independent public accountants.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

2.
Membership.    The Committee will be comprised of three or more directors. All members of the Committee will be directors who meet the independence requirements set forth in the Corporation's Guidelines on Significant Governance Issues and any additional requirements for independence or knowledge for audit committee members set forth in applicable law, including under Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3(b)(1) of the Exchange Act of 1934 and any other rules issued by the Securities and Exchange Commission (the "SEC") or the New York Stock Exchange. The members of the Committee will be appointed and removed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board. A Committee member may not simultaneously serve on the audit committee of more than two other public companies. At least one member of the Committee must qualify as an "audit committee financial expert", as described in Item 401(h) of Regulation S-K of SEC rules, and the Company must disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the "Act") whether or not it has at least one member who is an audit committee financial expert.

3.
Specific Responsibilities and Duties.    The Board delegates to the Committee the express authority to do the following:

        3.1    Independent Public Accountants.

    (a)
    Selection; Fees.    Be solely responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and, where appropriate, terminate and replace the independent public accountants. Such independent public accountants shall report directly to and be ultimately accountable to the Committee.

    (b)
    Scope of Audit.    Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).

    (c)
    Pre-Approval of Audit and Non-Audit Services.    Pre-approve all auditing services and all non-auditing services to be performed by the independent public accountants. The independent public accountants shall not be retained to perform the prohibited non-audit functions listed on Exhibit A. Such pre-approval can be given as part of the Committee's approval of the scope of the engagement of the independent public accountants or on an individual basis. The approved non-auditing services must be disclosed in the Company's periodic public reports required by Section 13(a) of the Act. The pre-approval of non-auditing services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting.

    (d)
    Statement from Independent Public Accountants.    Obtain and review from the independent public accountants at least annually a formal written statement regarding:

    (i)
    the independent public accountants' internal quality-control procedures;

    (ii)
    any material issues raised by the most recent internal quality-control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountants, and any steps taken to deal with any such issues; and

    (iii)
    all relationships between the independent public accountants and the Company.

    (e)
    Discussions as to Independence.    Actively engage in a dialogue with the independent public accountants with respect to any relationships or services that may impact the objectivity, or adversely affect the independence, of the independent public accountants, and if so determined by the Committee, recommend that the Board take appropriate action in response to the independent public accountants' report to satisfy itself of the independent public accountants' independence.

    (f)
    Lead Audit Partner Review, Evaluation and Rotation.    Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent public accountants are rotated as required by applicable law.

    (g)
    Audit Team.    Review the experience and qualifications of the senior members of the independent public accountants' team. Ensure that adequate resources exist to perform the audit.

    (h)
    Hiring Policies.    Set clear hiring policies for employees and former employees of the independent public accountants to assure independence as required by the NYSE and applicable law.

    (i)
    Review Problems.    Regularly review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management's responses, including: (i) any restrictions on the scope of activities or access to required information; (ii) any significant disagreements with management; (iii) any accounting adjustments noted or proposed by the independent public accountants; (iv) any communications between the independent public accountants and their national office respecting auditing or accounting issues presented by the engagement; v) any "management" or "internal control" letter issued, or proposed to be issued, by the independent public accountants to the Company; (vi) any changes required in the planned scope of the internal audit; (vii) any recommendations made by the independent public accountants as a result of the audit; and (viii) the responsibilities, budget and staffing of the Company's internal audit functions.

    (j)
    Related Party Transactions.    Review and approve all related party transactions.

        3.2    Financial Reporting.

    (a)
    Annual Financials.    Review and discuss with management and the independent public accountants the Company's annual audited financial statements, (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material prior to the public release of such information. Obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Act, as amended. Recommend to the Board whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

    (b)
    Quarterly Financials.    Review and discuss with management and the independent public accountants the Company's quarterly financial statements (including the Company disclosure under Management's Discussion and Analysis of Financial Condition and Results of Operations") and the results of the independent public accountants' reviews of the quarterly financial statements), prior to the public release of such information.

    (c)
    Accounting Principles.    Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent public accountants in accordance with AICPA Statement of Auditing Standards ("SAS") 61 in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of major control deficiencies.

    (d)
    Judgments.    Review reports prepared by management and by the independent public accountants of significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods and off-balance-sheet structures on the Company's financial statements and a description of any transaction as to which management obtained an SAS No. 50 letter.

    (e)
    Press Releases.    Discuss and review with management prior to release any earnings announcements, as well as financial information and earnings guidance provided to analysts and rating agencies.

    (f)
    Regulatory Developments.    Review with management and the independent public accountants the effect of regulatory and accounting initiatives on the Company's financial statements.

        3.3    Internal Audit and Risk Management.

    (a)
    Internal Audit.    Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function, including:

    (i)
    The charter of the internal audit function, to reasonably assure that it is consistent with that recommended by the Institute of Internal Auditors;

    (ii)
    The resources provided to the internal audit group, to reasonably assure that the internal audit group has sufficient resources to carry out its charter;

    (iii)
    Any material deficiency in internal controls or internal reporting procedures discovered by the internal or external auditors;

    (iv)
    the performance, appointment and replacement of the lead internal auditor; and

      (v)
      summaries of material internal audit reports and management's responses.

    (b)
    Risk Management.    Discuss policies with respect to risk assessment and risk management periodically with the management, internal auditors, and independent public accountants, and the Company's plans to monitor, control and minimize such risks and exposures. At least annually, evaluate, and, if necessary, recommend the replacement of, the Vice President of Internal Audit.

    (c)
    Compliance Programs.    Develop, monitor and reassess from time to time a Corporate Compliance Program and Code of Conduct for employees, and, to the extent not covered by the Corporate Compliance Program and Codes of Conduct, a Code of Ethics for senior financial officers, and make decisions with respect to any requested changes to or waivers of such program and codes. At least annually, evaluate, and, if necessary, recommend the replacement of, the Chief Compliance Officer.

    (d)
    Corporate Approvals Policy.    Recommend to the Board for approval a corporate authorities/approvals policy.

    (e)
    Annual Evaluations.    Require and review periodic evaluations of the Company's internal control and corporate compliance structures to reasonably determine, at a minimum, that:

    (i)
    components of the Company's internal control and corporate compliance structures are regularly evaluated;

    (ii)
    such evaluations are performed by qualified personnel; and

    (iii)
    such evaluations have reasonable scope and depth of coverage and are conducted with sufficient frequency.

    (f)
    Review of Corrective Actions.    Review corrective actions taken by the Company when significant internal control or corporate compliance problems are reported to reasonably determine that such actions are sufficient under the circumstances.

        3.4    Financial Reporting Processes.

    (a)
    Internal and External Controls.    In consultation with the independent public accountants, the Company's internal auditors, and financial and accounting personnel, review the integrity, adequacy and effectiveness of the Company's accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee shall make an annual assessment of the internal financial disclosure procedures of the Company. The Committee may retain an independent consultant who is not the company's current independent public accountant to assist in evaluating the company's internal financial disclosure procedures.

    (b)
    Consider Changes.    Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested in writing by the independent public accountants, management or the internal auditors.

    (c)
    Reporting Systems.    Establish regular and separate systems of reporting to the Committee by each of (i) management, (ii) the independent public accountants and (iii) the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

    (d)
    Reports.    Obtain and review timely reports from the independent public accountants regarding:

    (i)
    all critical accounting policies and practices to be used by the Company;

    (ii)
    all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

    (iii)
    all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

        3.5    Legal and Regulatory Compliance.

    (a)
    SEC Report.    Prepare the annual report included in the Company's proxy statement as required by the proxy rules under the Act.

    (b)
    Reports from Others.    Periodically obtain reports from management, auditors, the general counsel, tax advisors or any regulatory agency regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material impact on financial statements and the consideration of those matters in preparing the financial statements.

    (c)
    Complaints.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

    (d)
    General Counsel.    Review with the general counsel legal matters that may have a material effect on the Company's financial statements or compliance policies.

        3.6    Other

    (a)
    Recommendations; Reports.    Regularly report to the Board on the Committee's activities and make appropriate recommendations.

    (b)
    Evaluation.    Annually evaluate the performance of the Committee.

    (c)
    Review and Publication of Charter.    Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish the Charter as required by applicable law.

4.
Meetings, Minutes, and Reports.

4.1
Executive Sessions.    The Committee shall meet with the independent public accountants, internal auditors and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Committee or these groups believe should be discussed privately.

4.2
Other Meetings.    Other meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines, but shall meet at least quarterly. A special meeting of the Committee may be called by the Chairperson or upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company's Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

  4.3
  Minutes.    Minutes of each meeting will be kept, which will reflect any actions taken or any directions given to management or the independent public accountants.

5.
Subcommittees.    The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

6.
Reliance; Experts; Cooperation; Funding.

6.1
Retention of Independent Counsel and Advisors.    The Committee has the power, in its sole discretion, to retain at the Company's expense such independent counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

6.2
Reliance Permitted.    The Committee will act in reliance on management, the Company's independent public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

6.3
Investigations.    The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

6.4
Required Participation of Employees.    The Committee shall have unrestricted access to the Company's employees, independent public accountants, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee's counsel, advisors or experts.

6.5
Funding.    The Committee shall determine the appropriate funding to be provided by the Company for payment of (i) compensation to the independent public accountants engaged by the Company; (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

[END]

EXHIBIT A

Prohibited Non-Audit Services

1.
Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.
Financial information systems design and implementation;

3.
Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.
Actuarial services;

5.
Internal audit outsourcing services;

6.
Management functions or human resources;

7.
Broker or dealer, investment advisor, or investment banking services;

8.
Legal services and expert services unrelated to the audit; and

9.
Any other services that the Public Company Accounting Oversight Board to be formed pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible.

1801 CALIFORNIA STREET 51ST FLOOR DENVER, COLORADO 80202	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on May 23, 2005 for shares held by registered holders directly and 11:59 p.m. on May 19, 2005 for shares held in the employee stock purchase and 401(k) plans. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET on May 23, 2005 for shares held by registered holders directly and 11:59 p.m. on May 19, 2005 for shares held in the employee stock purchase and 401(k) plans. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Qwest Communications International Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

The Internet and telephone voting facilities will close at 11:59 p.m. ET on May 23, 2005, for shares held by registered holders directly and at 11:59 p.m. on May 19, 2005, for shares held in the employee stock purchase and 401(k) plans.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD/VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

QWEST COMMUNICATIONS INTERNATIONAL INC.

Vote on Directors
Your Board of Directors recommends you vote "FOR" Item 1
1.	Election of three Directors, each of whom will serve a term expiring at the annual meeting of stockholders in 2006		For All	Withhold All	For All Except
	Nominees:	01) - Linda G. Alvarado 02) - Cannon Y. Harvey 03) - Richard C. Notebaert	☐	☐	☐
To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's number on the line below.

Vote on Proposals			For	Against	Abstain
Your Board of Directors recommends you vote "FOR" Item 2
2.	Management Proposal—Ratification of the appointment of KPMG LLP as our independent auditor for 2005		☐	☐	☐
Your Board of Directors recommends you vote "AGAINST" Item 3
3.	Stockholder Proposal—Requesting we adopt a policy that all members of certain committees of the Board of Directors shall be independent under a definition of "independence" adopted by the Council of Institutional Investors		☐	☐	☐
Your Board of Directors recommends you vote "AGAINST" Item 4
4.	Stockholder Proposal—Requesting we seek stockholder approval of certain benefits for senior executives under our non-qualified pension plan or any supplemental executive retirement plan		☐	☐	☐
Your Board of Directors recommends you vote "AGAINST" Item 5
5.	Stockholder Proposal—Requesting we adopt a policy whereby, in the event of a substantial restatement of financial results, our Board of Directors shall review certain performance-based compensation made to executive officers and pursue legal remedies to recover such compensation to the extent that the restated results do not exceed original performance targets		☐	☐	☐

For shares held in the 401(k) plan, if no direction is given on how to vote these shares, State Street Bank and Trust Company will vote these shares in the same proportion as the shares for which it receives instructions from all other plan participants. For all other shares, if your form is returned signed, but no direction is provided, this proxy/voting instruction form will be voted as your Board of Directors recommends.
Please check box if you wish to discontinue receipt of the Annual Report			☐
			Yes	No
HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household			☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

Annual Meeting of Stockholders

May 24, 2005, 10:00 a.m., local time

Seawell Grand Ballroom

The Denver Center for the Performing Arts

1050 13th Street

Denver, CO 80204

For registration instructions or directions to the meeting, please call 888-858-7914

or

visit our website at www.qwest.com/stockholder2005.

(Note: You must present this ticket for admission to the meeting.)

Proxy and Voting Instruction Form

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard C. Notebaert and Richard N. Baer, and each of them, as proxies, with full power of substitution, to vote as directed all shares of common stock of Qwest Communications International Inc. which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of Qwest Communications International Inc. to be held at the Seawell Grand Ballroom of The Denver Center for the Performing Arts, 1050 13th Street, Denver, CO 80204, 10 a.m., local time on May 24, 2005, and at any adjournment or postponement thereof. This proxy authorizes the persons named above, and each of them, to vote at their discretion on any other matter that may come before the meeting or any adjournment or postponement thereof.

This card also provides voting instructions for shares held in the employee stock purchase and 401(k) plans, as described in the proxy statement.

QuickLinks

QWEST COMMUNICATIONS INTERNATIONAL INC. 1801 CALIFORNIA STREET DENVER, COLORADO 80202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2005
QWEST COMMUNICATIONS INTERNATIONAL INC. 1801 CALIFORNIA STREET DENVER, COLORADO 80202
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING
BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
BOARD OF DIRECTORS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND MANAGEMENT
CERTAIN TRANSACTIONS AND LEGAL PROCEEDINGS
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
CUMULATIVE TOTAL STOCKHOLDER RETURN (Dividends reinvested monthly)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2 RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITOR FOR 2005
PROPOSAL NO. 3 STOCKHOLDER PROPOSAL
PROPOSAL NO. 4 STOCKHOLDER PROPOSAL
PROPOSAL NO. 5 STOCKHOLDER PROPOSAL
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
CHARTER OF THE AUDIT COMMITTEE of the BOARD OF DIRECTORS of QWEST COMMUNICATIONS INTERNATIONAL INC.